Exhibit 10.5

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Copy

CONFIDENTIAL

Collaboration and License Agreement

This Agreement is entered into with effect as of the Effective Date (as defined below)

by and between

F. Hoffmann-La Roche Ltd

a corporation organized under the laws of Switzerland with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

a corporation organized under the laws of New Jersey with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

4D Molecular Therapeutics Inc.

a company organized under the laws of Delaware with an office and place of business at 5980 Horton Street, Suite 460, Emeryville, CA 94608, U.S.A. (“4DMT”)

on the other hand.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Table of Contents

1. Definitions		8
1.1	4DMT Know-How	8
1.2	4DMT Product Class Status Notice	8
1.3	AAV	9
1.4	Affiliate	9
1.5	Agreement	9
1.6	Agreement Term	9
1.7	Applicable Law	9
1.8	Available Product Class	9
1.9	Biosimilar Product	10
1.10	BLA	10
1.11	Calendar Quarter	10
1.12	Calendar Year	10
1.13	cGMP	10
1.14	Change of Control	10
1.15	Change of Control Group	10
1.16	Choroideremia	11
1.17	Choroideremia GMP Lot	11
1.18	Clinical Study	11
1.19	CMO	11
1.20	CMO/CRO	11
1.21	Collaboration	11
1.22	Collaboration Product Class	11
1.23	Collaboration Project	11
1.24	Combination Product	11
1.25	Commercially Reasonable Efforts	12
1.26	Companion Diagnostic	12
1.27	Completion	12
1.28	Compulsory Sublicense	12
1.29	Construct	13
1.30	Confidential Information	13
1.31	Continuation Election Notice	13
1.32	Control	14
1.33	Cover	14
1.34	Development Event	14
1.35	Effective Date	14
1.36	Enabled Product	14
1.37	EU	14
1.38	Excluded Construct	14
1.39	Excluded Product	14
1.40	Excluded Variant	14
1.41	Expert	15
1.42	FDA	15
1.43	FDCA	15

- ii -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.44	Field	15
1.45	Filing	15
1.46	First Commercial Sale	15
1.47	FTE	16
1.48	FTE Rate	16
1.49	Full Range 4DMT Patent Right	16
1.50	Generic Product	16
1.51	GLP Tox Study	16
1.52	GMP Package Approval	16
1.53	Handle	17
1.54	Highest Priority Efforts	17
1.55	High Volume Roche Solo Scenario	17
1.56	IFRS	17
1.57	IND	17
1.58	Initiation	17
1.59	JOT	17
1.60	JSC	17
1.61	Know-How	17
1.62	Licensed Combination Product	18
1.63	Licensed Construct	18
1.64	Licensed Product	18
1.65	Like-Substance Product	18
1.66	NDA	18
1.67	Net Sales	18
1.68	Non-Optionable 4DMT Product Class	19
1.69	Non-Optionable Patent Right	19
1.70	Optionable 4DMT Product Class	19
1.71	Optionable Patent Right	19
1.72	Optionable Payload	19
1.73	Optionable Product Patent Right	19
1.74	Optionable Project Work	20
1.75	Optionable Variant	20
1.76	Optionable Variant Patent Right	20
1.77	Optioned Patent Right	20
1.78	Other Product Class	20
1.79	Party	20
1.80	Patent Right	20
1.81	Payload	20
1.82	Pharmacovigilance Agreement	21
1.83	Phase I/IIa Study	21
1.84	Phase II Study	21
1.85	Pivotal Study	21
1.86	Pre-Clinical Success Criteria	22
1.87	Preferred CMO	22
1.88	Product	22

- iii -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.89	Product Class	22
1.90	Project Patent Right	22
1.91	Project Payload	22
1.92	Project Product Patent Right	22
1.93	Project Variant	22
1.94	Project Variant Patent Right	22
1.95	Regents License Agreement	23
1.96	Regents Patent Right	23
1.97	Regulatory Approval	23
1.98	Regulatory Authority	23
1.99	Retina Field	23
1.100	RFO Agreement	23
1.101	Roche Group	23
1.102	Roche Materials	24
1.103	Roche Patent Right	24
1.104	Roche Solo Product Class	24
1.105	Royalty Term	24
1.106	Sales	25
1.107	Shared Products	25
1.108	Start of GLP Tox Study	25
1.109	Sublicensee	26
1.110	Territory	26
1.111	Third Party	26
1.112	Third Party Supplier	26
1.113	US	26
1.114	US$	26
1.115	Valid Claim	26
1.116	Variant	26
1.117	XLRP	26
1.118	Additional Definitions	26
2. Product Classes		28
2.1	High-Level Overview	28
2.2	Roche Product Class	29
2.3	4DMT Product Class	31
2.4	Available Product Class	32
3. Research and Development Collaboration		33
3.1	Overview	33
3.2	Collaboration Product Class	33
3.3	Project Plans	33
3.4	4DMT Reporting	34
3.5	Project Plan Termination	34
3.6	Roche Materials	36
4. Grant of License		36
4.1	License	36
4.2	Sublicenses	37

- iv -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.3	Research Cross License	37
4.4	Grant-Back License	38
5. Diligence		38
5.1	Collaboration	38
5.2	Roche Commercially Reasonable Efforts	38
5.3	4DMT Commercially Reasonable Efforts	38
5.4	Progression to IND Filing	39
5.5	Additional Development Progression	39
6. Program Transfer		41
6.1	IND and Regulatory	41
6.2	Other Program Transfer	41
7. Development and Regulatory Affairs		42
7.1	By 4DMT	42
7.2	By Roche	42
7.3	Shared Product	43
8. Manufacturing		43
9. Commercialization		44
10. Governance		44
10.1	Joint Steering Committee	44
10.2	Members	44
10.3	Responsibilities of the JSC	44
10.4	Meetings	45
10.5	Minutes	45
10.6	Progress Reports	45
10.7	Decisions	46
10.8	Alliance Director	46
10.9	Limitations of Authority	46
10.10	Expenses	46
10.11	Lifetime	47
11. Project Plan Payments to 4DMT		47
11.1	Collaboration Costs	47
11.2	Third Party Supplier and Third Party Expenses	47
11.3	Payment Schedule	47
11.4	Fair Market Value	48
11.5	Optionable 4DMT Product Class Work	48
12. Payment to 4DMT (other than Project Plan Payments)		48
12.1	Initiation Payment	48
12.2	Roche Product Class Initiation Payment (other than Optioned Product Class)	48
12.3	Option Exercise Fee	49
12.4	Development Event Payments	49
12.5	Sales Based Events	50
12.6	Royalty Payments	51
13. General Payment Provisions		53
13.1	Invoices	53
13.2	Late Payment	54

- v -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

13.3	Disclosure of Payments	54
14. Royalty accounting and reporting		54
14.1	Timing of Payments	54
14.2	Method of Payment	54
14.3	Currency Conversion	54
14.4	Reporting	54
15. Taxes		55
16. Royalty Auditing		55
16.1	4DMT Right to Audit	55
16.2	Audit Reports	56
16.3	Over-or Underpayment	56
16.4	Duration of Audit Rights	56
17. Payments to Roche		56
18. Intellectual Property		57
18.1	Inventorship	57
18.2	Ownership	57
18.3	Patent Coordination Team	58
18.4	Prosecution	58
18.5	List of Licensed 4DMT Patent Rights	61
18.6	Infringement	61
18.7	Defense	63
18.8	Common Interest Disclosures	63
18.9	Patent Term Extensions	64
19. Representations and Warranties		64
19.1	By both Parties	64
19.2	By 4DMT	65
19.3	Disclaimer	66
20. Indemnification and Liability		66
20.4	Insurance	68
20.5	Disclaimer	68
21. Obligation Not to Disclose Confidential Information		68
21.1	Non-Use and Non-Disclosure	68
21.2	Permitted Disclosure	68
21.3	Press Releases	68
21.4	Commercial Considerations	69
21.5	4D Materials	69
22. Term and Termination		70
22.1	Commencement and Term	70
22.2	Termination	70
22.3	Consequences of Termination	70
22.4	Survival	75
23. Bankruptcy		75
24. Change of Control		75
25. Miscellaneous		76
25.1	Governing Law	76

- vi -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

25.2	Disputes	76
25.3	Arbitration	76
25.4	Assignment	76
25.5	Debarment	77
25.6	Anti-Bribery	77
25.7	Product Class	77
25.8	Independent Contractor	78
25.9	Unenforceable Provisions and Severability	78
25.10	Waiver	78
25.11	Interpretation	78
25.12	Appendices	78
25.13	Entire Understanding	78
25.14	Amendments	78
25.15	Notice	79

- vii -

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Collaboration and License Agreement

WHEREAS, 4DMT has expertise and technology in the field of adeno-associated virus vectors useful as a favored delivery vehicle for gene therapy in the human body using 4DMT’s therapeutic vector evolution technology and is pursuing research and development of such products;

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical and diagnostic products; and

WHEREAS, 4DMT and Roche desire to collaborate on researching and developing certain ocular adeno-associated virus-based gene therapy products; and

WHEREAS, 4DMT is willing to grant to Roche rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import and export certain such products, including options for Roche to license 4DMT’s rights to certain such products that will be developed by 4DMT.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 4DMT Know-How

The term “4DMT Know-How” shall mean the Know-How that 4DMT Controls at the Effective Date regarding any Construct or Product, or thereafter Controlled by 4DMT and necessary to develop, make, have made, use, or sell a Construct or Product in each case in the Field. For purposes of clarity, 4DMT shall not be obligated to provide Roche with Know-How that is none of the following:

a)	Controlled by 4DMT as of the Effective Date,

b)	used or created in the Collaboration, and

c)	used or created by 4DMT for Products associated with a 4DMT Product Class that becomes a Roche Product Class,

if the provision, license or sublicense of such Know-How to Roche would result in payment being due to a Third Party; in which case, so long as 4DMT does not provide Roche with such Know-How, then “4DMT Know-How” shall not include such Know-How.

1.2 4DMT Product Class Status Notice

The term “4DMT Product Class Status Notice” shall mean a written notice from 4DMT to Roche requesting the change of Status of a specified Available Product Class to a 4DMT Product Class in accordance with Section 2.3.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.3 AAV

The term “AAV” shall mean adeno-associated virus.

1.4 Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, [***] shall be deemed as Affiliates of Roche unless Roche provides written notice to 4DMT of its desire to include [***] as Affiliate(s) of Roche.

Upon the completion of a Change of Control, the Change of Control Group shall not be deemed as an Affiliate of 4DMT under this Agreement so long as such Change of Control Group and 4DMT have agreed to the restrictions specified in Article 24.

1.5 Agreement

The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.6 Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in Section 22.2, expiring on the later of (i) the date when no royalty or other payment obligations under this Agreement are or will become due or (ii) the date when there are no Product Classes with the status of either an Optionable 4DMT Product Class or a Roche Product Class.

1.7 Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement.

1.8 Available Product Class

The term “Available Product Class” shall mean any Product Class other than a 4DMT Product Class or a Roche Product Class.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.9 Biosimilar Product

The term “Biosimilar Product” shall mean a Product that is not produced, licensed or owned by the Roche Group and is, according to the relevant Regulatory Authority for the given country or jurisdiction, highly similar with respect to a given Roche Group’s Product, notwithstanding minor differences in clinically inactive components, and with no clinically meaningful differences between the Biosimilar Product and the given Roche Group’s Product in terms of the safety, purity and potency of the product.

For countries or jurisdictions where no explicit biosimilar regulations exist, Biosimilar Product includes Products that (i) have been deemed to be a Biosimilar Product by a Regulatory Authority in another country or jurisdiction or (ii) have the same amino acid sequence.

1.10 BLA

The term “BLA” shall mean a Biologics License Application, or similar application for marketing approval of the Products for use in the Field submitted to the FDA, or a foreign equivalent of the FDA.

1.11 Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.12 Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31.

1.13 cGMP

The term “cGMP” shall mean the FDA Current Good Manufacturing Practice regulations and guidance documents, for example under 21 C.F.R. §210 and 211.

1.14 Change of Control

The term “Change of Control” shall mean: (a) the acquisition after the Effective Date by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of 4DMT, other than acquisitions by employee benefit plans sponsored or maintained by 4DMT; (b) the consummation of a business combination involving 4DMT, unless, following such business combination, the stockholders of 4DMT immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of 4DMT’s assets or business relating to the subject matter of the Agreement.

1.15 Change of Control Group

The term “Change of Control Group” shall mean the person or entity, or group of person or entities, that is the acquirer of, or a successor to, 4DMT in connection with a Change of Control, together with affiliates of such persons or entities that are not Affiliates of 4DMT immediately prior to the completion of such Change of Control.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.16 Choroideremia

The term “Choroideremia” shall mean a Product Class comprising the set of Products where the Payload is [***]. For clarity, [***].

1.17 Choroideremia GMP Lot

The term “Choroideremia GMP Lot” shall mean a Licensed Product associated with Choroideremia manufactured by a CMO on behalf of 4DMT according to cGMP, available in the amounts and to the specifications set forth in the Choroideremia Project Plan and released to conduct the first Phase I/IIa Study of such Licensed Product.

1.18 Clinical Study

The term “Clinical Study” shall mean a Phase I/IIa Study or Pivotal Study, as applicable.

1.19 CMO

The term “CMO” shall mean a contract manufacturing organization.

1.20 CMO/CRO

The term “CMO/CRO” shall mean a contract manufacturing organization or contract research organization, as applicable.

1.21 Collaboration

The term “Collaboration” shall mean the research and development collaboration described in Article 3. The Collaboration Projects collectively constitute the Collaboration. For clarity, the Collaboration does not include research and development work on 4DMT Product Classes, although JSC responsibilities include certain activities set forth in Article 10 with respect to a given Optionable 4DMT Product Class.

1.22 Collaboration Product Class

The term “Collaboration Product Class” shall mean a Roche Product Class that is designated as a Collaboration Product Class in accordance with Section 3.2.

1.23 Collaboration Project

The term “Collaboration Project” shall mean the research and development project for a given Collaboration Product Class, to be conducted under the corresponding Project Plan.

1.24 Combination Product

The term “Combination Product” shall mean

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

a)	a single pharmaceutical formulation containing as its active ingredients both a Construct and one or more other therapeutically or prophylactically active ingredients,

b)

a combination therapy comprised of a Construct and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, or

c)

a combination therapy comprised of a Construct and a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product.

1.25 Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean such level of efforts required to carry out such obligation in sustained manner consistent with the efforts Roche or 4DMT, as applicable, devotes at the same stage of research, development or commercialization, as applicable, for its own internally developed pharmaceutical products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, the anticipated profitability of the product, and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations.

[***].

1.26 Companion Diagnostic

The term “Companion Diagnostic” shall mean, with respect to a given Product, any product that is used for predicting and/or monitoring the response of a human being to treatment with a such Product (e.g. device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.27 Completion

The term “Completion” shall mean the date that the final report for an associated Phase I/IIa Study is available. For clarity, as used in this agreement, to achieve Completion such Phase I/IIa Study must include minimum endpoints (“Endpoints”) that would be reasonably deemed as functional readouts of treatment efficacy and safety.

1.28 Compulsory Sublicense

The term “Compulsory Sublicense” shall mean a license or sublicense granted to a Third Party, through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Product in any country in the Territory.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.29 Construct

The term “Construct” shall mean any Variant carrying a Payload, but not (and specifically excluding) any Excluded Variant carrying a Payload. In addition to the applicable Variant and Payload, a Construct may contain a regulatory sequence or regulatory sequences that control the gene expression of the Payload, but a Construct shall not otherwise contain any other genetic material beyond the Variant, Payload and such regulatory sequence or regulatory sequences, or else it will fall outside this definition.

1.30 Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”), whether under this Agreement or under the RFO Agreement, except that the results of the Collaboration are the Confidential Information of both Parties (to avoid doubt, subject to Roche’s right to use such results within the Field and 4DMT’s right to use such results outside the Field or inside the Field for Non-Optionable 4DMT Product Classes under the terms of this Agreement). Confidential Information shall not include any information, data or know-how that:

(i)

was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(ii)	can be evidenced by written records to have been already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party,

(iii)	is obtained at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(iv)	is developed independently by the Receiving Party or its Affiliates as evidenced by written records other than through knowledge or use of Confidential Information,

(v)

is required to be disclosed by the Receiving Party or its Affiliates to comply with a court or administrative order providing the Receiving Party or its Affiliates furnishes prompt notice (in no event less than [***] ([***]) days) to the Disclosing Party to enable it to resist such disclosure, or

(vi)	is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of the Parties. Information disclosed under the RFO Agreement shall be deemed to be disclosed under this Agreement, however for clarity Confidential Information that was deemed as being 4DMT Confidential Information as a consequence of Roche’s failure to exercise the Option (as such term is defined in the RFO Agreement) shall remain as the Confidential Information of 4DMT.

1.31 Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice 4DMT provides to Roche under Section 22.3.1 describing (i) 4DMT’s bona fide intentions to continue ongoing development and commercialization of Product(s) and, if applicable, (ii) 4DMT’s request for Roche’s continuation of activities during the termination period and/or transfer of the data, material and information relating to the Product(s) in accordance with Section 22.3.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.32 Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (a) with respect to Patent Rights and/or Know-How, the possession by a Party of the ability to grant a license or sublicense of such Patent Rights and/or Know-How without violating the terms of any agreement or arrangement between such Party and any other party and (b) with respect to proprietary materials, the possession by a Party of the ability to supply such proprietary materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any other party.

1.33 Cover

The term “Cover” shall mean, with respect to a particular item or product and a particular claim in a given Patent Right, that such claim covers (a) the composition of such item or product or any of its ingredients or formulations; (b) a method of making or using it or them; or (c) an item used or present in the manufacture of such item or product.

1.34 Development Event

The term “Development Event” shall mean a development event listed in the Section 12.4 table.

1.35 Effective Date

The term “Effective Date” shall mean November 16, 2017.

1.36 Enabled Product

The term “Enabled Product” shall mean a product for which 4DMT has provided a timely Continuation Election Notice under Section 22.3.1.

1.37 EU

The term “EU” shall mean the European Union and all its then-current member countries but including in any case [***] regardless of whether they are then-current member countries.

1.38 Excluded Construct

The term “Excluded Construct” shall mean any Excluded Variant carrying a Payload.

1.39 Excluded Product

The term “Excluded Product” shall mean any product containing an Excluded Construct.

1.40 Excluded Variant

The term “Excluded Variant” shall have the meaning set forth in the Memorandum of Understanding (“Memo”) between the Parties effective as of the Effective Date, as may be amended.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.41 Expert

The term “Expert” shall mean a person with no less than [***] years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large biopharmaceutical company relating to product commercialization and/or licensing, but excluding any current or former employee or consultant of either Party. Such person shall be fluent in the English language.

1.42 FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America.

1.43 FDCA

The term “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.44 Field

The term “Field” shall mean all biopharmaceutical and biomedical uses for delivery to the eye of any Product in order to treat ophthalmological diseases and disorders, but specifically excluding:

(a)	treatment or prevention of cancer (including pre-cancerous conditions),

(b)	treatment or prevention of diseases and conditions of the central nervous system (with the understanding that the central nervous system does not include retinal nerves), and

(c)	delivery of ddRNAi.

1.45 Filing

The term “Filing” shall mean the filing of an application by the FDA as defined in the FDCA and applicable regulations, or the equivalent application to the equivalent agency in any other country or group of countries, the official approval of which application is required before any lawful (a) commencement of clinical trials for with respect to INDs and (b) commercial sale or marketing with respect to BLAs or NDAs, of Licensed Products. To avoid doubt

(i)	with respect to INDs, “Filing” shall mean the IND going into effect in accordance with 21 C.F.R. 312.40(b); and

(ii)

with respect to BLAs or NDAs, “Filing” does not refer to such ultimate official approval, rather, it refers to the FDA or equivalent agency accepting the application as filed for review in order to determine whether or not to approve it.

1.46 First Commercial Sale

The term “First Commercial Sale” shall mean, on a country-by-country basis, the first invoiced sale of a Licensed Product to a Third Party by the Roche Group following the receipt of any Regulatory Approval required for the sale of such Licensed Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of a Licensed Product to a Third Party by the Roche Group in such country.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.47 FTE

The term “FTE” shall mean a full-time equivalent person-year, based upon a total of no less than [***] working hours per year.

1.48 FTE Rate

The term “FTE Rate” shall mean the amount of [***] US Dollars (US$ [***]) per FTE, on a fully burdened cost basis.

1.49 Full Range 4DMT Patent Right

The term “Full Range 4DMT Patent Right” shall mean any Patent Right that 4DMT Controls as of the Effective Date and during the Agreement Term that (a) is not a Regents Patent Right and (b) Covers any Construct or Product in each case in the Field, including any of the foregoing Patent Rights that are Project Variant Patent Rights and Project Product Patent Rights (irrespective of the ownership of such Patent Rights).

A Full Range 4DMT Patent Right may be further subcategorized by Product Class Status, specifically as a Full Range 4DMT Patent Right that Covers any Product associated with a Product Class that has the following Status at the applicable time (and Constructs associated with such Products) as follows:

(i)	(x) a 4DMT Product Class that is an Optionable Product Class, (y) an Available Product Class or (z) a Roche Product Class (“Broad Range 4DMT Patent Right”);

(ii)	an Available Product Class or a Roche Product Class (“Mid Range 4DMT Patent Right”);

(iii)	a Roche Product Class (“Licensed 4DMT Patent Right”).

1.50 Generic Product

The term “Generic Product” shall mean a Product that is not produced, licensed or owned by the Roche Group that (i) contains a Construct that is the same as the Construct in the Roche Group’s Product and (ii) has the same or substantially the same labelling as the applicable Roche Group’s Product for at least one indication of such Roche Group’s Product.

1.51 GLP Tox Study

The term “GLP Tox Study” shall mean a toxicology study on a Licensed Product the outcome of which is expected (if successful) to provide data sufficient to support the filing of an IND covering such Licensed Product. Such toxicology study, however, need not actually be successful in order to qualify as a GLP Tox Study.

1.52 GMP Package Approval

The term “GMP Package Approval” shall mean, with respect to a Licensed Product associated with Choroideremia, the earlier to occur of

(i)	the first Filing of an IND with Choroideremia GMP Lot by or on behalf of 4DMT with no clinical hold due to such Choroideremia GMP Lot, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii)	the first Initiation by or on behalf of 4DMT of the first Phase I/IIa Study using Choroideremia GMP Lot.

1.53 Handle

The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings and opposition proceedings).

1.54 Highest Priority Efforts

The term “Highest Priority Efforts” shall mean [***], in no event less than Commercially Reasonable Efforts.

1.55 High Volume Roche Solo Scenario

The term “High Volume Roche Solo Scenario” shall mean, with respect to a given Calendar Quarter, the existence of [***].

1.56 IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.57 IND

The term “IND” shall mean an application as defined in the FDCA and applicable regulations promulgated by the FDA, or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of the Products in humans.

1.58 Initiation

The term “Initiation” shall mean the date that a human is first dosed with the applicable Product in the applicable Clinical Study approved or permitted (such as in the case of IND non-rejection) by the respective Regulatory Authority.

1.59 JOT

The term “JOT” shall mean a joint operating team that may be established by the JSC.

1.60 JSC

The term “JSC” shall mean the joint steering committee described in Article 10.

1.61 Know-How

The term “Know-How” shall mean data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of Products.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.62 Licensed Combination Product

The term “Licensed Combination Product” shall mean

d)	a single pharmaceutical formulation containing as its active ingredients both a Licensed Construct and one or more other therapeutically or prophylactically active ingredients,

e)

a combination therapy comprised of a Licensed Construct and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, or

f)

a combination therapy comprised of a Licensed Construct and a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Licensed Product in this Agreement shall be deemed to include Licensed Combination Product.

1.63 Licensed Construct

The term “Licensed Construct” shall mean a Construct associated with a given Licensed Product.

1.64 Licensed Product

The term “Licensed Product” shall mean a Product associated with a Product Class that has the Status of a Roche Product Class.

1.65 Like-Substance Product

The term “Like-Substance Product” shall mean a Generic Product or Biosimilar Product.

1.66 NDA

The term “NDA” shall mean a new drug application, including all necessary documents, data, and other information concerning a Product, required for Regulatory Approval of the Product as a pharmaceutical product by the FDA or an equivalent application to the equivalent agency in any other country or group of countries (e.g. the marketing authorization application (MAA) in the EU).

1.67 Net Sales

The term “Net Sales” shall mean, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period: (i) a lump sum deduction of [***] percent ([***]%) of Sales in lieu of those deductions that are not accounted for on a Product-by-Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; (iii) credit card charges (including processing fees) accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes and other government charges accrued during such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

period not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body.

1.68 Non-Optionable 4DMT Product Class

The term “Non-Optionable 4DMT Product Class” shall mean a Product Class that has the Status of a 4DMT Product Class and is further deemed as a Non-Optionable 4DMT Product Class. In accordance with this Agreement, a Non-Optionable 4DMT Product Class becomes deemed as such either by (i) Roche failing to provide a timely Clinical Stage Roche Product Class Conversion Notice for an Optioned Product Class under Section 2.3.3 or (ii) in connection with 4DMT providing a Continuation Election Notice under the terms of Section 22.3.1.

1.69 Non-Optionable Patent Right

The term “Non-Optionable Patent Right” shall mean a Patent Right that was an Optionable Patent Right, if, when and from the time that the Status of the applicable Product Class changes from being an Optionable Product Class to a 4DMT Product Class that is a Non-Optionable 4DMT Product Class or to an Available Product Class.

1.70 Optionable 4DMT Product Class

The term “Optionable 4DMT Product Class” shall mean any 4DMT Product Class that is not a Non-Optionable 4DMT Product Class.

1.71 Optionable Patent Right

The term “Optionable Patent Right” shall mean a Patent Right claiming inventions conceived or reduced to practice by or on behalf of 4DMT in the performance of Optionable Project Work. To the extent that a Patent Right is both an Optionable Patent Right and a Project Patent Right, the conditions of Handling shall be governed by the conditions for Handling the Project Patent Right.

1.72 Optionable Payload

The term “Optionable Payload” shall mean a Payload that, at the time of the applicable invention, was associated with an Optionable 4DMT Product Class.

1.73 Optionable Product Patent Right

The term “Optionable Product Patent Right” shall mean

(i)	an Optionable Patent Right the independent claims of which are directed specifically to the combination of specific Optionable Payloads with specific Optionable Variants, and

(ii)	an Optionable Product Dependent Claim.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.74 Optionable Project Work

The term “Optionable Project Work” shall mean work conducted by or on behalf of 4DMT on Product Classes that are Optionable 4DMT Product Classes at the time of such work, including for the XLRP 4DMT Product Class under the XLRP 4DMT Product Class Work Plan (and for clarity only such work as is conducted prior to such Optionable 4DMT Product Class becoming a Non-Optionable 4DMT Product Class or prior to the Status of such Product Class changing to a Roche Product Class or an Available Product Class).

1.75 Optionable Variant

The term “Optionable Variant” shall mean a Variant that has been identified through in vivo non-human animal testing, and/or in vitro testing, under Optionable Project Work.

1.76 Optionable Variant Patent Right

The term “Optionable Variant Patent Right” shall mean any Optionable Patent Right that Covers Optionable Variant(s) but does not explicitly claim (although it may more generically encompass) the combination of Optionable Variant(s) with specific Optionable Payload(s). For purposes of clarity, an Optionable Variant Patent Right may contain claims directed to the combination of Optionable Variant(s) and (i) generic payloads encompassing, but not specifically naming, Optionable Payload(s) or (ii) specific payloads other than Optionable Payload(s).

1.77 Optioned Patent Right

The term “Optioned Patent Right” shall mean an Optionable Patent Right if, when, and from the time that the Status of the applicable Product Class changes from an Optionable Product Class (under which the applicable work was done) to a Roche Product Class.

1.78 Other Product Class

The term “Other Product Class” shall mean a Roche Product Class that is not Choroideremia or an Optioned Product Class.

1.79 Party

The term “Party” shall mean 4DMT or Roche, as the case may be, and “Parties” shall mean 4DMT and Roche collectively.

1.80 Patent Right

The term “Patent Right” shall mean all rights under a given patent or patent application, in any country of the Territory, including any patent issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part of any of the foregoing.

1.81 Payload

The term “Payload” shall mean

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(i)	any gene (including its variants) or functional fragment thereof, where a mutation to the gene (or its variants) results in an ophthalmological disease or disorder, or

(ii)	the nucleotide sequence encoding a protein, that when introduced into the retina, is expected to provide therapeutic benefit for an ophthalmological disease or disorder.

For purposes of this Agreement, a Payload consisting of a gene variant is deemed to be the same Payload as a Payload consisting of such gene or a Payload consisting of a second variant of such gene.

1.82 Pharmacovigilance Agreement

The term “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties to set forth the responsibilities and obligations of the Parties with respect to the procedures and timeframes for compliance with Applicable Laws pertaining to safety of a Shared Product and its related activities.

1.83 Phase I/IIa Study

The term “Phase I/IIa Study” shall mean for a Product associated with given Product Class the first to occur of the following:

(a)	a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof or

(b)

the portion of a Phase II Study in which a human clinical trial is performed to estimate the biologic or clinical effect of a pharmaceutical product in a target population, and to support the design and execution of a subsequent Pivotal Study.

1.84 Phase II Study

The term “Phase II Study” shall mean a human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.85 Pivotal Study

The term “Pivotal Study” shall mean for a Product associated with a given Product Class the first to occur of the following:

(a)

the portion of a Phase II Study in which a placebo or active drug controlled, randomized human clinical trial performed to gain evidence of the efficacy of the Product in a target population, and/or to establish the optimal dosing regimen for such Product, or

(b)

a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.86 Pre-Clinical Success Criteria

The term “Pre-Clinical Success Criteria” shall mean a set of criteria to be achieved prior to conducting IND-enabling activities and to be included in a given Project Plan, the XLRP 4DMT Product Class Work Plan or a work plan for an Optionable Product Class that is not the XLRP 4DMT Product Class.

1.87 Preferred CMO

The term “Preferred CMO” shall mean [***].

1.88 Product

The term “Product” shall mean any product, including without limitation any Combination Product, containing a Construct, regardless of its finished form or formulation or dosage.

1.89 Product Class

The term “Product Class” shall mean a set of Products containing the same Payload.

1.90 Project Patent Right

The term “Project Patent Right” shall mean each of:

(i)	a Patent Right claiming inventions conceived or reduced to practice in the performance of a Collaboration Project and

(ii)	an Optioned Patent Right.

1.91 Project Payload

The term “Project Payload” shall mean a Payload associated with a given Collaboration Product Class.

1.92 Project Product Patent Right

The term “Project Product Patent Right” shall mean each of:

(i)	a Project Patent Right the independent claims of which are directed specifically to the combination of specific Project Payloads with specific Project Variants,

(ii)	a Product Dependent Claim and

(iii)	an Optioned Patent Right.

1.93 Project Variant

The term “Project Variant” shall mean a Variant that has been identified through in vivo non-human animal testing and/or in vitro testing under the RFO or a Collaboration Project.

1.94 Project Variant Patent Right

The term “Project Variant Patent Right” shall mean each of:

(a)

Any Project Patent Right that Covers Project Variants but does not explicitly claim (although it may more generically encompass) the combination of Project Variants with specific Project Payloads. For purposes of clarity, a Project Variant Patent Right may contain claims directed to the combination of Project Variants and (i) generic payloads encompassing, but not specifically naming, Project Payloads or (ii) specific payloads other than Project Payloads, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	Any Optionable Variant Patent Right that is an Optioned Patent Right.

1.95 Regents License Agreement

The term “Regents License Agreement” shall mean [***].

1.96 Regents Patent Right

The term “Regents Patent Right” shall mean [***] and all continuing applications thereof, including divisionals, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the parent patent application); any patents issuing on said application or continuing applications, including all reexaminations, reissues and extensions thereof; and any corresponding foreign patents or applications.

1.97 Regulatory Approval

The term “Regulatory Approval” shall mean any approvals, licenses, registrations or authorizations by Regulatory Authority, necessary for the sale of a Product in the Field in a regulatory jurisdiction in the Territory.

1.98 Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of Regulatory Approval for the Product.

1.99 Retina Field

The term “Retina Field” shall mean the Field where the ophthalmological disease or disorder treated is a disease or disorder of the retina.

1.100 RFO Agreement

The term “RFO Agreement” shall mean the Research Funding and Option Agreement between the Parties effective on February 16, 2015.

1.101 Roche Group

The term “Roche Group” shall mean collectively Roche, its Affiliates and its Sublicensees.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.102 Roche Materials

The term “Roche Materials” shall mean any chemical or biological substances including any: (i) organic or inorganic chemical or compound; (ii) gene; (iii) vector or construct, whether plasmid, phage, virus or any other type; (iv) host organism, including bacteria and eukaryotic cells; (v) eukaryotic or prokaryotic cell line or expression system; (vi) protein, including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or peptide or enzyme; (vii) genetic material, including any genetic control element (e.g., promoters); (viii) virus; or (ix) assay or reagent, all to the extent provided by Roche to 4DMT for use under a given Project Plan in the Collaboration.

1.103 Roche Patent Right

The term “Roche Patent Right” shall mean a Patent Right Controlled by Roche as of the date of any license grant to 4DMT that Covers the applicable Products in the Field and either (i) claims inventions made by or on behalf of Roche after the Effective Date in the course of researching, developing or commercializing Products in the Field, or (ii) Covers Products advanced by Roche into human clinical trials and without the grant of a license therewith, 4DMT, its Affiliates or sublicensees would be unable to develop or commercialize such Products using the formulations then in development or commercialized and the production methods then used to manufacture such Products. Irrespective of the foregoing, the Patent Rights identified in Appendix 1.103 (the “Excluded Patent Rights”) are specifically excluded from the Roche Patent Rights.

1.104 Roche Solo Product Class

The term “Roche Solo Product Class” shall mean a Roche Product Class that is not a Collaboration Product Class and for which an associated Licensed Product has yet to enter into human clinical trials.

1.105 Royalty Term

The term “Royalty Term” shall mean, with respect to a Licensed Product and for a given country, the period of time commencing on the date of First Commercial Sale of the Licensed Product in such country and ending on the later of the date that is

(a)	ten (10) years after the date of the First Commercial Sale of the Licensed Product in such country, or

(b)

the expiration of the last to expire Licensed 4DMT Patent Right in such country where the manufacture, use, import or offer for sale such Licensed Product or the Licensed Construct within it would have infringed a Valid Claim in the applicable Licensed 4DMT Patent Right in the absence of ownership of or a license under the Patent Right in which such Valid Claim resides, with the determination of whether the Licensed Product, Licensed Construct, process or use would have otherwise infringed a particular Valid Claim to be made on a country-by-country basis.

With regard to the calculation of the ten (10) year period, [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.106 Sales

The term “Sales” shall mean, for a Licensed Product in a particular period, the sum of (i) and (ii):

(i)

the amount stated in the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements with respect to such Licensed Product for such period (excluding sales to any Sublicensees that are not Affiliates of Roche). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Roche and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Roche) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS.

By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date include the following:

(a)

credits, reserves or allowances granted for (i) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, (ii) wastage replacement and short-shipments; (iii) billing errors and (iv) indigent patient and similar programs (e.g., price capitation);

(b)	governmental price reductions and government mandated rebates;

(c)	chargebacks, including those granted to wholesalers, buying groups and retailers;

(d)	customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and

(e)	taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product (excluding income or franchise taxes).

For purposes of clarity, sales by Roche and its Affiliates to any Sublicensee shall be excluded from “Sales”.

(ii)

for Sublicensees that are not Roche Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to Roche and its Affiliates in accordance with the sublicensee contractual terms and their then-currently used accounting standards. For the purpose of clarity, any such Sublicensee sales as reported to Roche in accordance with Compulsory Sublicense agreements shall be excluded from “Sales”.

1.107 Shared Products

The term “Shared Products” shall mean, on the one hand, a Licensed Product that is developed and/or commercialized by the Roche Group and, on the other hand, a related product that is sold by or on behalf of 4DMT, its Affiliates or sublicensees. Such a related product may, for example, contain the same Variant as the Licensed Product.

1.108 Start of GLP Tox Study

The term “Start of GLP Tox Study” shall mean the date that an animal is first dosed with the applicable Product in a GLP Tox Study.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.109 Sublicensee

The term “Sublicensee” shall mean an entity to which Roche has licensed rights (through one or multiple tiers), other than through a Compulsory Sublicense, pursuant to this Agreement.

1.110 Territory

The term “Territory” shall mean all countries of the world.

1.111 Third Party

The term “Third Party” shall mean a person or entity other than (i) 4DMT or any of its Affiliates or (ii) a member of the Roche Group.

1.112 Third Party Supplier

The term “Third Party Supplier” shall mean a Third Party (such as a CMO/CRO) that provides services and/or materials on behalf of 4DMT under a Project Plan.

1.113 US

The term “US” shall mean the United States of America and its territories and possessions.

1.114 US$

The term “US$” shall mean US dollars.

1.115 Valid Claim

The term “Valid Claim” shall mean a claim in (a) any unexpired and issued Licensed 4DMT Patent Right (or Project Product Patent Right where used in connection with an Enabled Product) that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court of competent jurisdiction or government agency, or (b) pending patent application within the Licensed 4DMT Patent Rights in any country that (i) is on file with the applicable patent office and has shown evidence of reasonably consistent activity to advance to issuance of a patent and (ii) which application has been on file with the applicable patent office for no more than [***] ([***]) years from the date to which the patent application claims its earliest priority.

1.116 Variant

The term “Variant” shall mean any adeno-associated virus capsid variant (regardless of whether or not the variant is naturally occurring).

1.117 XLRP

The term “XLRP” shall mean a Product Class comprising the set of Products where the Payload is (i) [***] or (ii) [***]. For clarity, [***].

1.118 Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Definition	Section
4DMT Activities	3.3
4DMT Claims	20.1
4DMT [***] Year Anniversary	5.4.2
4DMT Indemnitees	20.1
4DMT Losses	20.1
4DMT-Originated Transfer Activities	22.3.4.3(e)
4DMT Product Class	2.1
4DMT [***] Year Anniversary	5.4.2
Accounting Period	14.1
Alliance Director	10.8
Available Product Class	2.1
Bankruptcy Code	23
Breaching Party	22.2.1
Broad Range 4DMT Patent Right	1.49
Chairperson	10.2
[***]	1.4
Claim	20.3
Clinical Stage Roche Product Class Conversion Notice	2.3.3
Compulsory Profit Share Percentage	12.6.6
Decision Period	18.6
Disclosing Party	1.30
Early Roche Product Class Conversion Notice	2.3.2
Endpoints	1.27
Excluded Patent Rights	1.103
Expert Committee	12.6.7
Extraneous Genetic Material	4.1
Fees	11.4
[***]	1.4
Indemnified Party	20.3
Indemnifying Party	20.3
Initiating Party	18.6
Key Primary Patent Right	18.6
Licensed 4DMT Patent Right	1.49
Members	10.2
Memo	1.40
Mid Range 4DMT Patent Right	1.49
Minimum Program Transfer	6.2
Minimum Transfer Payment	22.3.4.3(e)
Non-Breaching Party	22.2.1
Option Exercise Fee	2.3.3
Option Period	2.3.3
Optionable Primary Patent Right	18.4.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Definition	Section
Optionable Product Dependent Claim	18.4.1
Optioned Product Class	2.3.3
Patent Term Extensions	18.9
Payment Currency	14.2
Peremptory Notice Period	22.2.1
Primary Patent Right	18.4.2
Product Dependent Claim	18.4.2
Project Plan	3.1
Receiving Party	1.30
Relative Commercial Value	12.6.3
Roche Claims	20.2
Roche [***] Year Anniversary	5.4.1
Roche Indemnitees	20.2
Roche Losses	20.2
Roche Product Class	2.1
Roche Product Class Initiation Payment	12.2
Roche Transfer Activities	22.3.4.3(e)
Samples	22.3.4.3(b)
Sensitive Information	24(d)(v)
Settlement	18.6
Significant Change	3.3
SPCs	18.9
Status	2.1
Suit Notice	18.6
Third Party Expenses	11.1
Third Party Supplier Contract	11.2
Unviable	3.5.1(b)
XLRP 4DMT Product Class	2.3.1
XLRP 4DMT Product Class Work Plan	2.3.1

2. Product Classes

2.1 High-Level Overview

At any point in time during the Agreement Term, a given Product Class will have the status (“Status”) of one of the three following subcategories of Product Classes:

(a)	a “Roche Product Class” (for which the Roche Group generally has diligence obligations);

(b)	a “4DMT Product Class” (for which 4DMT generally has diligence obligations); and

(c)	an “Available Product Class” (for which neither Party has diligence obligations).

The Status of a given Product Class may change over time, in accordance with the provisions of this Agreement (as described in this Article 2). On the Effective Date, Choroideremia is a Roche Product Class, XLRP is a 4DMT Product Class (and specifically, the XLRP 4DMT Product Class) and all other Product Classes are Available Product Classes.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.1.1 Roche Product Class Subcategories

As further described and defined in this Agreement, in general the Roche Product Class may be further classified in two subcategory sets (that may overlap).

2.1.1.1 Subcategories generally applicable pre-Phase I/IIa Study

A Roche Product Class that has not yet entered into a clinical trial (or, as applicable, not yet Completed the applicable first Phase I/IIa Study) may be subcategorized as a Collaboration Product Class (where 4DMT is conducting work under an active Project Plan) or a Roche Solo Product Class (where there is not yet entry into a clinical trial and Roche is pursuing work independently). However for clarity, once a Collaboration Product Class has no active Project Plan and a Roche Solo Product Class has entered into the first clinical trial, the applicable subcategory no longer applies.

2.1.1.2 Financial subcategories

Particularly for purposes of development event, sales event and royalty payments under Article 12, the Roche Product Class has three subcategories:

(i)	Choroideremia (designated as a Roche Product Class as of the Effective Date),

(ii)	an Other Product Class, and

(iii)

an Optioned Product Class, which is a former 4DMT Product Class (specifically with the subcategory of Optionable 4DMT Product Class) whose Status was converted by Roche to a Roche Product Class upon Completion of the first associated Phase I/IIa Study.

2.1.2 4DMT Product Class Subcategories

As further described and defined in this Agreement, in general a 4DMT Product Class is subcategorized first as an Optionable 4DMT Product Class under which Roche has the right upon Completion of Phase I/IIa to convert the Status to a Roche Product Class. If Roche exercises such right, then the Status becomes a Roche Product Class, and is no longer a 4DMT Product Class. If Roche does not exercise such right, then the Status remains as a 4DMT Product Class, but is sub-categorized as a Non-Optionable 4DMT Product Class, unless and until the Status once again becomes an Available Product Class. (A Non-Optionable 4DMT Product Class may also be created by 4DMT’s submission of a Continuation Election Notice for a terminated Roche Product Class.)

In addition, as described in this Agreement, one Optionable 4DMT Product Class is designated as the XLRP 4DMT Product Class (for such time as its Status is an Optionable 4DMT Product Class).

2.2 Roche Product Class

2.2.1 Choroideremia

As of the Effective Date, Choroideremia is hereby designated as a Roche Product Class (and is further a Collaboration Product Class in accordance with Section 3.2.1).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2.2 Prior to Initiation of the first Phase I/IIa Study

Prior to Initiation of the first Phase I/IIa Study to occur for the first Product associated with any Product Class, Roche may change the Status of any of up to [***] Available Product Classes to a Roche Product Class by providing written notice to 4DMT, and such Roche Product Class will then also be designated as a Collaboration Product Class in accordance with Section 3.2.2(i).

2.2.3 After Initiation of the first Phase I/IIa Study

After Initiation of such first Phase I/IIa Study and at any time thereafter during the Agreement Term, Roche may change the Status of any Available Product Class to a Roche Product Class (without the restrictions applicable under Section 2.2.2) by providing written notice to 4DMT.

(a)	Collaboration Product Class

Roche may designate any such Roche Product Class as a Collaboration Product Class in accordance with Section 3.2.2(ii)(b).

(b)	Roche Solo Product Class

Roche will not be required to designate such a Roche Product Class as a Collaboration Product Class. However prior to designating a Roche Solo Product Class that would place Roche in a High Volume Roche Solo Scenario, Roche shall provide 4DMT with written notice and a summary of all pre-clinical development conducted for the previous [***] Calendar Quarters on all Products associated with the current Roche Solo Product Classes. If at least one such Roche Solo Product Class did not have bona fide substantive development work during such previous [***] Calendar Quarter(s) in which it was a Roche Solo Product Class (which may include reasonable internal review periods not to extend beyond one such Calendar Quarter), then within [***] ([***]) days of 4DMT’s receipt of such written notice and development summaries, 4DMT may disallow Roche from designating such new Roche Solo Product Class (however in such case no Roche Product Class Initiation Payment will be due and 4DMT may not issue an invoice for such Roche Product Initiation Payment).

2.2.4 Additional Ways to Change Product Class Status to Roche Product Class

Roche may create a Roche Product Class in accordance with the Early Roche Product Class Conversion Notice described under Section 2.3.2 and the Clinical Stage Roche Product Class Conversion Notice described under Section 2.3.3.

2.2.5 Requesting the Other Program Transfer

Roche may request the Other Program Transfer set forth in Section 6.2 for any Roche Product Class.

2.2.6 HSR

As Roche may exercise rights under this Agreement to designate a new Roche Product Class, if needed each Party shall (i) cooperate with the other Party in the preparation, execution and filing of all documents that that may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act or any other Applicable Law, and (ii) observe all applicable waiting periods before changing the Status of a Product Class to a Roche Product Class. Each Party shall bear its own costs (including counsel or other expert fees) with respect to preparing, executing and filing such documents. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary and appropriate to consummate the change of Status contemplated by this Section 2.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.3 4DMT Product Class

2.3.1 XLRP 4DMT Product Class

As of the Effective Date, XLRP is designated as a 4DMT Product Class, with a further designation as the “XLRP 4DMT Product Class”. 4DMT will develop at its own expense a Product associated with the XLRP 4DMT Product Class to the first Completion of a Phase I/IIa Study under a work plan (the “XLRP 4DMT Product Class Work Plan”). The initial XLRP 4DMT Product Class Work Plan is attached as Appendix 2.3.1.

4DMT will not modify the Pre-Clinical Success Criteria or the Endpoints without a consensus decision from the JSC. It is expected that updates and revisions may be needed over time to the XLRP 4DMT Product Class Work Plan. Without limiting 4DMT’s rights under Section 10.7.3(iii), the Parties shall work together in good faith to seek to mutually agree via the JSC in writing an update to such plan, and both Parties shall approach such discussions in good faith. 4DMT will in good faith seek to incorporate Roche’s input concerning such changes, including (i) a target product profile that accommodates Roche’s reasonable wishes, including Endpoints that Roche reasonably deems as functional readouts of treatment efficacy taking into account FDA guidelines as they evolve and (ii) resource investment by 4DMT and timelines reflective of Highest Priority Efforts. Without limiting 4DMT’s rights under Section 10.7.3(iii), so long as the Parties unanimously agree (including through the JSC) to such changes to the XLRP 4DMT Product Class Work Plan (without 4DMT exercising final decision-making authority regarding a dispute about changes to the XLRP 4DMT Product Class Work Plan) and the XLRP 4DMT Product Class Work Plan reflects 4DMT’s Highest Priority Efforts, then 4DMT will be considered to have devoted Highest Priority Efforts if it conducts its activities in accordance with the XLRP 4DMT Product Class Work Plan.

2.3.2 4DMT Product Class with Roche Early Conversion Right

In addition to the XLRP 4DMT Product Class under Section 2.3.1, during the Agreement Term but after Initiation of the first Phase I/IIa Study for the first Product for which this happens, and only when no 4DMT Product Class (including no XLRP 4DMT Product Class) has been designated in the previous [***] ([***]) month period, 4DMT may initiate a change of the Status of an Available Product Class to a 4DMT Product Class by providing a 4DMT Product Class Status Notice to Roche, including a proposed work plan that at a minimum describes the timelines, a target product profile, Pre-Clinical Success Criteria and Endpoints. However, Roche will then have the option to convert the Status of such Product Class to a Roche Product Class by providing written notice to 4DMT (“Early Roche Product Class Conversion Notice”) within [***] ([***]) weeks following the 4DMT Product Class Status Notice (which option Roche may also earlier waive in writing prior to expiration of the [***] ([***]) week period). Roche’s provision of the Early Roche Product Class Conversion Notice (i) will change the Status of the given Product Class from Available Product Class to Roche Product Class (so 4DMT’s submission of the 4DMT Product Class Status Notice will not count against 4DMT’s eligibility to submit a new 4DMT Product Class Status Notice for another Product Class in the same [***] ([***]) months) and (ii) any such Roche Product Class will also be designated as a Collaboration Product Class in accordance with Section 3.2.2(ii)(a). Except where Roche timely provides the Early Roche Product Class Conversion Notice, the Product Class Status will be deemed changed from Available Product Class to 4DMT Product Class (subject to Roche’s Option to Convert set forth in Section 2.3.3).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.3.3 Option to Convert to Roche Product Class at Phase I/IIa Study Completion

For a given 4DMT Product Class (including the XLRP 4DMT Product Class), commencing upon the later of (i) the first Completion of the first Phase I/IIa Study for such 4DMT Product Class and (ii) 4DMT’s written notice to Roche of the Completion and provision of all relevant study reports related to such Phase I/IIa Study (and any earlier work) for such Product Class and ending [***] ([***]) days thereafter (the “Option Period”), Roche shall have the right to send a written notice to 4DMT (“Clinical Stage Roche Product Class Conversion Notice”) to convert the Status of the 4DMT Product Class to a Roche Product Class. During the Option Period, Roche shall have the right to perform reasonable due diligence by asking questions of and receiving answers from representatives of 4DMT pertinent to Roche’s decision to convert the Status. 4DMT shall respond to Roche’s inquiries in a reasonable and timely fashion and without delay and shall not withhold from Roche, in response to Roche’s inquiries, any material information in 4DMT’s possession and control related to Products associated with the Product Class. If requested by Roche as part of this due diligence, 4DMT shall provide the raw clinical trial data for Roche to conduct an independent reanalysis. Roche’s provision of the timely Clinical Stage Roche Product Class Conversion Notice (i) will change the Status of the given Product Class from 4DMT Product Class to Roche Product Class, and for so long as such Product Class is a Roche Product Class, will also be deemed as an “Optioned Product Class” and (ii) a fee set forth in Section 12.3 (“Option Exercise Fee”) will be due. If Roche does not provide a timely Clinical Stage Roche Product Class Conversion Notice, then the Status of the Product Class will remain as a 4DMT Product Class but will be deemed as a Non-Optionable 4DMT Product Class, and Roche shall have no further rights with respect to such Product Class (unless the Status returns to Available Product Class in accordance with Section 2.4).

2.3.4 Status Change through Termination

The Status of a Roche Product Class may be changed to a 4DMT Product Class as a consequence of certain termination provisions set forth in Section 22.3.1.

2.4 Available Product Class

At any time during the Agreement Term, Roche may change the Status of a Roche Product Class to an Available Product Class by providing notice of termination in accordance with Section 22.2.2 (unless 4DMT thereafter provides a Continuation Election Notice under Section 22.3.1).

At any time during the Agreement Term, 4DMT may change the Status of a 4DMT Product Class to an Available Product Class by providing written notice to Roche.

The Status of a Roche Product Class or a 4DMT Product Class may also be changed to an Available Product Class in accordance with Article 5 and/or Section 22.3.1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3. Research and Development Collaboration

3.1 Overview

Under the Collaboration, 4DMT and Roche will collaborate on at least one Collaboration Project associated with a Collaboration Product Class in the Field (and specifically in the Retina Field unless otherwise agreed to by the Parties) from pre-clinical research (or development as the case may be) through Completion of a Phase I/IIa Study according to an agreed project plan for each Collaboration Project (each, a “Project Plan”) executed by authorized representatives of both Parties (except for the initial Project Plan for the first Collaboration Project attached to this Agreement as per Section 3.2.1). The activities conducted in connection with the Collaboration will be overseen by the JSC. Each Party will use Commercially Reasonable Efforts to conduct their activities under a given Project Plan.

3.2 Collaboration Product Class

3.2.1 First Collaboration Product Class

Choroideremia is hereby designated as the first Collaboration Product Class. The initial Project Plan for Choroideremia is attached as Appendix 3.2.1.

3.2.2 Additional Collaboration Product Classes

In addition to the first Collaboration Product Class, and subject to any applicable Roche Product Class Initiation Payments set forth in Section 12.2,

(i)

prior to Initiation of the first Phase I/IIa Study to occur for the first Product associated with any Product Class, any Product Class designated as a Roche Product Class in accordance with Section 2.2.2 will also be designated as Collaboration Product Class;

(ii)	after Initiation of such first Phase I/IIa Study,

(a)	any Roche Product Class created by Roche’s submission of an Early Roche Product Class Conversion Notice will be designated as a Collaboration Product Class as of the date of such notice, and

(b)	Roche will have the right (but not the obligation) to designate any other Roche Product Class as a Collaboration Product Class by providing written notice to 4DMT.

After the designation of any such additional Collaboration Product Class, the Parties will promptly work together in good faith to create a Project Plan in accordance with Section 3.3 for such Collaboration Product Class.

3.3 Project Plans

Each Project Plan will set forth (i) the scope of the Collaboration with respect to the applicable Collaboration Product Class and the resources that will be dedicated to the activities contemplated within the scope of the Collaboration Project, including the responsibilities of each Party (in addition to those set forth in this Agreement) and particularly the responsibilities and activities to be performed by or on behalf of 4DMT (the “4DMT Activities”) (ii) specific objectives for each year, which objectives will be updated or amended, as appropriate, by the JSC as research and development progresses,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) applicable deliverables and milestones and (iv) budgets for such activities (subject to Section 11.1). Each Project Plan shall be deemed to be incorporated into this Agreement by this reference and governed by the terms herein. If any provision in a Project Plan conflicts with the terms and conditions contained in the body of this Agreement, the language in the body of this Agreement shall prevail. Notwithstanding the foregoing, the Parties may agree to modify the terms and conditions of this Agreement with respect to a given Project Plan by setting forth such modifications in a Project Plan under a section entitled “Modifications to Agreement Terms and Conditions.” Except for the initial Project Plan for Choroideremia, each Project Plan shall conform in format substantially to the form of the Project Plan attached hereto as Appendix 3.3 and shall be executed by authorized representatives of both Parties.

The JSC shall review the Project Plans on an ongoing basis and may amend the Project Plans. Any such change with a significant budgetary or timeline impact (a “Significant Change”) shall be reflected in a written amendment to the Project Plans executed by authorized representatives of both Parties. For clarity, an increase or decrease of over [***] percent ([***]%) of the total cost of a given Project Plan under Section 11.1 will be deemed a Significant Change.

For purposes of executing or amending a Project Plan, Roche Basel will be authorized to execute on behalf of Roche (without need for execution by Roche US).

3.4 4DMT Reporting

4DMT shall provide a written progress report to Roche at the end of each [***] on the status of each Collaboration Project, including results achieved during the previous [***], associated data obtained and associated project intellectual property developed by 4DMT (but for clarity, written reports about project intellectual property will be activity-focused and not contain opinions or information that might be deemed privileged). Such reports shall be in the form mutually agreed between the Parties, but Roche may request, at a minimum, the following topics: (i) goals, (ii) achievements since last report including data generated, (iii) key issue(s), (iv) plans to solve key issue(s), (v) budget updates and (vi) next steps. 4DMT shall also keep Roche apprised through JSC meetings of significant developments with respect to the items above.

4DMT shall, upon Roche’s reasonable request, use reasonable efforts to make its management and scientists available at the premises of 4DMT to discuss scientific achievements relating to 4DMT (subject to the signature of non-disclosure agreements on customary terms).

3.5 Project Plan Termination

3.5.1 General

A Project Plan may be terminated as a result of a termination of the Agreement under Section 22.2. In addition:

(a)	Roche will have the right to terminate a Project Plan without cause upon ninety (90) days prior written notice to 4DMT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

Either Party will have the right to terminate a Project Plan effective immediately upon written notice to the other Party in the event a Party reasonably determines that continuation of the Project Plan would be scientifically unviable, illegal, unethical or impossible (collectively, “Unviable”).

(c)	Roche may terminate a Project Plan effective immediately upon written notice to 4DMT in the event 4DMT has a Change of Control in accordance with Article 24.

(d)	Roche may terminate a Project Plan in the event of material breach by 4DMT with respect to such Project Plan with ninety (90) days’ notice (unless 4DMT cures such breach during such period).

3.5.2 Financial Consequences of Project Plan Termination

If a Project Plan is terminated, then Roche will be released from any obligation to make any payments which would otherwise have accrued after the effective date of termination for such Project Plan other than as set forth below.

If the Project Plan is terminated by termination of the Agreement by 4DMT for breach by Roche, or by termination of the Agreement as a whole or a given Project Plan by Roche either for being Unviable or without a cause, then Roche will:

(i)

reimburse 4DMT for up to [***] days of FTEs budgeted by 4DMT to the Collaboration Project to the extent that these employees – after good faith discussions between the Parties- cannot be reasonably allocated to other Product Classes (or other 4DMT projects outside the scope of this Agreement);

(ii)

provide funding to 4DMT for any non-cancellable commitments to outside Third Party Suppliers to the extent that such would have been otherwise reimbursable as Third Party Expenses under Sections 11.1 and 11.2; and

(iii)	reimburse 4DMT for a Collaboration Product Class that is Choroideremia, [***] percent ([***]%) of

(x)	the costs previously incurred by 4DMT and

(y)	4DMT’s non-cancellable costs

associated with process and formulation development and manufacture of Licensed Product used under the Project Plan (including the Choroideremia GMP Lot) under Section 8(a) (but for clarity, such payment will not be due or payable if prior to the date of termination the GMP Package Approval development event under Section 12.4 occurs and the corresponding payment is triggered).

3.5.3 Change of Status after Project Plan Termination

(a)

If Roche terminates a Project Plan for material breach by 4DMT, then Roche may convert such associated Roche Product Class to either a Roche Product Class that is not a Collaboration Product Class or an Available Project in conjunction with the written notice of breach.

(b)	If Roche terminates a Project Plan for Change of Control, then Article 24 will apply.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c)

If either Party terminates a Project Plan as Unviable, then the Status of such Collaboration Product Class will convert to an Available Product Class. If Roche is the Party that so terminates, Roche will thereafter have no rights to convert such Product Class to a Roche Product Class. If 4DMT is the Party that so terminates, then 4DMT may not again propose such Product Class as a 4DMT Product Class.

(d)

If Roche terminates a Project Plan without cause, then 4DMT shall have the right to change the Status of such Product Class to either a Non-Optionable 4DMT Product Class or an Available Product Class, and if the latter, then Roche will have no right to thereafter change the Status to a Roche Product Class.

3.6 Roche Materials

Roche Materials will not be provided under the Collaboration unless specifically set forth in a given Project Plan. If so provided, 4DMT shall only use such Roche Materials as set forth in the Project Plan. Except as contemplated in the Project Plan, 4DMT shall not chemically or biologically modify, or take any actions to determine the chemical structure of, Roche’s Materials, without Roche’s prior written consent. 4DMT shall not transfer Roche Materials to a third party without Roche’s prior written consent. Upon completion of a given Project Plan, 4DMT shall either destroy or, at Roche’s written request, return all Roche Materials remaining in 4DMT’s possession, including any replications, progeny, derivatives, analogs or clones thereof.

4. Grant of License

4.1 License

4DMT hereby grants to Roche an exclusive (even as to 4DMT) right and license, including the right to sublicense, under 4DMT’s interest in any Mid Range 4DMT Patent Right and 4DMT Know-How to research, have researched, develop, have developed, register, have registered, make, have made, use, have used, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Products associated with a Product Class that has the Status of an Available Product Class (subject to Section 4.1.1) or a Roche Product Class in the Field in the Territory, as well as the Constructs associated with such Products. For clarity, the license includes testing of Products outside the Field if needed (and only to the extent needed) for registration of Products within the Field.

For clarity, the licenses to Roche under the Agreement do not include Patent Rights and Know-How of any member of the Change of Control Group that is excluded from being an Affiliate of 4DMT pursuant to Section 1.4.

If Roche elects to use a Variant (other than an Excluded Variant) Covered by a Regents Patent Right, then the exclusive license grant shall as of the date of such election include a sublicense of the Regents License Agreement under the Regents Patent Right.

For clarity, to the extent a Product contains any genetic material other than a Construct (“Extraneous Genetic Material”), such as in the case that the other active pharmaceutical ingredient in a Combination Product consists of or contains genetic materials other than a Construct, then

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(a)	the 4DMT Know-How does not include Know-How related to the Extraneous Genetic Material, so long as 4DMT does not provide Roche with such Know-How, and

(b)

the Mid Range 4DMT Patent Rights (and, if applicable Regents Patent Rights) do not include Patent Rights that would be infringed by the making, using or selling of the Extraneous Genetic Material in the absence of the Construct.

4.1.1 Requirement for Roche Product Class Status

The Roche Group is granted no rights under 4DMT’s interest in any Mid Range 4DMT Patent Right and 4DMT Know-How to achieve any development event described in Section 12.4 or commercialize a Product associated with a Product Class that does not have the Status of a Roche Product Class at the time of the Roche Group’s achievement of such development event or commercialization (unless the license grant is fully paid up, irrevocable and royalty free in accordance with Section 12.6.1).

4.1.2 Covenant not to License

During the Agreement Term, 4DMT may not grant a license for Products in the Field to any Third Party under any Patent Right Controlled by 4DMT except for Products associated with a Non-Optionable 4DMT Product Class.

4.2 Sublicenses

Roche shall have the right to sublicense or subcontract (through multiple tiers) as follows:

4.2.1 Right to Sublicense to its Affiliates

Roche shall have the right to grant sublicenses to its Affiliates, and to [***] if [***] are, respectively, not an Affiliate under this Agreement, under its rights granted under Section 4.1, without prior approval of 4DMT or notice thereto. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate and shall itself account to 4DMT for all payments due under this Agreement by reason of such sublicense.

4.2.2 Right to Sublicense to Third Parties

Roche and its Affiliates shall have the right to grant written sublicenses to non-Affiliate entities under its rights granted under Section 4.1 without prior approval of 4DMT. Roche shall give prompt written notice to 4DMT of each sublicense that Roche grants under this Section 4.2.2. Roche shall provide 4DMT if 4DMT so requests in response to such notice a copy of the sublicense agreement; provided that it may be redacted to remove commercially sensitive information that is not required to be known in order to confirm consistency and compliance with this Agreement.

4.3 Research Cross License

While a given Project Plan is active, each Party grants to the other Party a non-exclusive right and license under Know-How and Patent Rights Controlled by such Party solely to enable the other Party to perform the activities contemplated under the Project Plan under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.4 Grant-Back License

Roche hereby grants to 4DMT an exclusive, worldwide right and license under Roche’s interest in any Project Product Patent Right to research, have researched, develop, have developed, register, have registered, make, have made, use, have used, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Enabled Products outside the Field (including inside what was originally the Field for any Product Classes or countries no longer subject to the license under Section 4.1). Such right and license shall be exclusive even as to Roche, except the Roche Group shall retain a non-exclusive right to test Products outside the Field if needed for registration of Products within the Field. Such right and license shall include the right to sublicense, however any such sublicense may not include the right for such sublicensee to be consulted concerning the Handling of any Project Product Patent Right.

5. Diligence

5.1 Collaboration

Each Party will use Commercially Reasonable Efforts to conduct their respective activities under a given Project Plan.

5.2 Roche Commercially Reasonable Efforts

Roche agrees to use Commercially Reasonable Efforts to pursue development and commercialization of Licensed Products in the Field in the Territory. Roche shall be deemed to use Commercially Reasonable Efforts if it pursues development or commercialization of at least one Licensed Product at any given time during the term of the agreement; however subject to Section 5.4.1 and 5.5.

5.3 4DMT Commercially Reasonable Efforts

5.3.1 4DMT Product Class other than XLRP 4DMT Product Class

While a 4DMT Product Class is an Optionable 4DMT Product Class, 4DMT will use Commercially Reasonable Efforts to advance a Product associated with such 4DMT Product Class to Completion of Phase I/IIa.

5.3.2 XLRP 4DMT Product Class

While the XLRP 4DMT Product Class is an Optionable 4DMT Product Class, 4DMT will use Highest Priority Efforts to advance a Product associated with such XLRP 4DMT Product Class to Completion of Phase I/IIa.

If 4DMT fails to use such Highest Priority Efforts, then Roche may immediately send a notice to 4DMT and the following will occur:

(a)

the Status of the XLRP 4DMT Product Class will be changed to a Roche Product Class (however without the right for Roche to unilaterally designate such a Roche Product Class as a Collaboration Product Class);

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	the obligations of diligence in Article 5 for Roche Product Classes shall not apply to such Roche Product Class;

(c)

such Roche Product Class will be deemed as an Other Product Class, subject to the corresponding payment obligations in Sections 12.4 (but excluding Development Events 1 and 2), 12.5 and 12.6, and for clarity no further payments for an Optioned Product Class payment stream shall be due for such Roche Product Class; and

(d)	notwithstanding anything to the contrary in this Agreement, Roche may immediately request the Program Transfer set forth in Article 6.

5.4 Progression to IND Filing

5.4.1 Roche Progression

If Roche has not advanced a Licensed Product for a given Roche Solo Product Class to Filing of an IND within [***] ([***]) years after the date that such Product Class is designated as a Roche Product Class (the “Roche [***] Year Anniversary”), then the Status for such Roche Product Class will change to an Available Product Class effective on the applicable Roche [***] Year Anniversary.

Within [***] ([***]) days of a given Roche [***] Year Anniversary, Roche shall provide written notice to 4DMT indicating if the Status of the applicable Product Class has changed to an Available Product Class or remains as a Roche Product Class, and if the Status has changed, Roche will provide a notice of termination for such Product Class in accordance with Section 22.2.2.

5.4.2 4DMT Progression

In addition to 4DMT’s obligations under Section 5.3, if 4DMT has not advanced a Product for a given 4DMT Product Class to (i) Filing of an IND within [***] ([***]) years after the date that such Product Class is designated as a 4DMT Product Class (the “4DMT [***] Year Anniversary”) or (ii) Completion of a Phase I/IIa Study within [***] ([***]) years after the date that such Product Class is designated as a 4DMT Product Class (the “4DMT [***] Year Anniversary”), then the Status for such 4DMT Product Class will change to an Available Product Class effective on the applicable 4DMT [***] Year Anniversary or 4DMT [***] Year Anniversary.

Within [***] ([***]) days of a given 4DMT [***] Year Anniversary and 4DMT [***] Year Anniversary, 4DMT shall provide written notice to Roche indicating if the Status of the applicable Product Class has changed to an Available Product Class or remains as a 4DMT Product Class.

5.5 Additional Development Progression

5.5.1 Roche Progression

No more than [***] each Calendar Year, for Roche Product Classes that have not yet had a First Commercial Sale of an associated Product and are not the subject of an active Project Plan, if the high-level summary provided by Roche for such Product Class under Section 7.2(b) indicates that no bona fide substantive development work has occurred on a Product associated with such Roche Product Class in the previous [***], then 4DMT may request that Roche provide a notice of termination for such Product Class in accordance with Section 22.2.2, and unless Roche has a bona fide dispute about 4DMT’s conclusion, Roche will provide such termination notice.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

In any given [***] where there is a High Volume Roche Solo Scenario, Roche will provide for each Roche Solo Product Class a summary of all development work conducted. If at least one such Roche Solo Product Class has not had bona fide substantive development work during such [***] (which may include reasonable internal review periods not to extend beyond one such [***]), 4DMT may request that Roche provide a notice of termination of up to a maximum of the number such Roche Solo Product Classes for which Roche has not been diligent (however for clarity no more than the number that will take Roche out of the High Volume Roche Solo Scenario), and unless Roche has a bona fide dispute about 4DMT’s conclusion (which may include whether 4DMT in bad faith accepted a Roche Product Class Initiation Payment for the designation of a new Roche Product Class in a High Volume Roche Solo Scenario, rather than disallowing at the time of designation based on a similar standard of what constitutes substantive development work), Roche will provide such termination notice(s).

5.5.2 4DMT Progression

No more than [***] each Calendar Year, for 4DMT Product Classes that have not yet had a first commercial sale of an associated Product (but excluding Optionable 4DMT Product Classes if Roche is receiving regular progress updates through the JSC), Roche may provide written notice to 4DMT requesting an update of the Status of the applicable 4DMT Product Class. If 4DMT or its sublicensees have conducted no bona fide substantive development work on a Product associated with such 4DMT Product Class in the previous [***], then Roche may request that 4DMT provide a notice of change of Status for such Product Class, and unless 4DMT has a bona fide dispute about Roche’s conclusion, 4DMT will provide Roche with written notice of the change of the Status of such 4DMT Product Class to an Available Product Class.

5.5.3 Commercial Progression

For clarity,

(a)

upon the First Commercial Sale anywhere in the world by the Roche Group of a Licensed Product, Roche will have no further diligence obligations to 4DMT for Products specifically associated with the associated Roche Product Class and 4DMT may not request that Roche convert such Product Class to an Available Product Class, with the proviso that until the license associated with such Licensed Product is fully paid-up and irrevocable, then Roche must exercise Commercially Reasonable Efforts with respect to such Licensed Product unless Roche is using Commercially Reasonable Efforts to pursue development and commercialization of at least one other Licensed Product under Section 5.2, and

(b)

upon the first commercial sale anywhere in the world by 4DMT of a Product associated with a Non-Optionable 4DMT Product Class following the receipt of any applicable regulatory approval required by such sale, 4DMT will have no further diligence obligations to Roche for such Product Class and Roche may not request that 4DMT convert such Product Class to an Available Product Class.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6. Program Transfer

6.1 IND and Regulatory

Except as otherwise agreed to by the Parties, for a given Roche Product Class and upon Roche’s request after

(i)	Completion of the Phase I/IIa work under a Project Plan for a Collaboration Product Class or

(ii)	Roche’s provision of a Clinical Stage Roche Product Class Conversion Notice,

4DMT shall promptly transfer sponsorship of any IND for the Licensed Product(s) associated with the given Roche Product Class to the Roche Affiliate designated by Roche and the Parties will cooperate to draft and execute the necessary documents required to effect such transfer. Prior to the transfer, 4DMT shall provide to Roche copies of all material correspondence with the Regulatory Authorities.

In addition, at a date defined by Roche, 4DMT shall transfer and assign to Roche any regulatory dossiers containing information necessary or useful to Roche in connection with its regulatory filings for all Products, including, but not limited to clinical trial dossiers, regulatory correspondence, Regulatory Authority meeting minutes and study reports from completed non-clinical and clinical studies. For all completed study reports, 4DMT shall provide necessary documentation to confirm data reliability, as required by Article 43 of the Japanese Pharmaceutical Affairs Law Enforcement Regulations and related notifications, including, but not limited to original author signatures, raw data lists, GLP and GCP compliance information. All documentation is to be provided in English.

Also at a date defined by Roche, 4DMT shall transfer to Roche all relevant historical clinical safety data. Safety information on serious adverse events shall be provided in CIOMS format and safety information on non-serious adverse events shall be provided in English Line Listing format.

6.2 Other Program Transfer

In addition to Section 6.1, upon Roche’s request, the Parties will work together to effect the transfer to Roche (or Roche’s designee) of the 4DMT Know-How, Licensed Constructs and Licensed Products applicable to a given Roche Product Class. 4DMT shall make its personnel (or cause its third party CMO/CRO to be) available as reasonably requested by Roche to complete such transfer. The transfer activities set forth in Appendix 6.2 (the “Minimum Program Transfer”) shall be provided [***]. If more than the Minimum Program Transfer is required, then 4DMT shall seek to reasonably accommodate Roche’s needs and Roche shall reimburse 4DMT the expenses of providing assistance to Roche, [***].

If instead of a transfer, Roche (at its discretion) elects to continue utilizing the services of a given 4MDT CMO/CRO under separate contract between a member of the Roche Group and such CMO/CRO, then 4DMT will cooperate with Roche to put in place such documents as are needed to (i) release the CMO/CRO of its obligations to 4DMT such that Roche may contract with the CMO/CRO for the relevant services and (i) confirm with the given CMO/CRO the license of rights to Roche and such transfer of title/rights of the relevant applicable Know-How and materials at a given CMO/CRO as appropriate under this Agreement. Such documents may include an assignment or novation of the relevant contract between 4DMT and such CMO/CRO, if agreed to by 4DMT, the CMO/CRO and Roche.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7. Development and Regulatory Affairs

7.1 By 4DMT

Except as otherwise agreed by the Parties:

(i)

4DMT shall be responsible for pursuing clinical development of Products associated with a Collaboration Product Class that is the subject of an active Project Plan in the Collaboration in accordance with the Project Plan.

(ii)

4DMT at its sole cost and discretion (but subject to the diligence obligations set forth in this Agreement), shall be responsible for pursuing clinical development of Products associated with a 4DMT Product Class (other than the XLRP 4DMT Product Class) that is an Optionable Product Class.

(iii)

Subject to the diligence and other obligations set forth in this Agreement, 4DMT shall be responsible for pursuing clinical development of Products associated with the XLRP 4DMT Product Class that is an Optionable Product Class, with such activities to be conducted in accordance with the XLRP 4DMT Product Class Work Plan.

(iv)

4DMT at its sole cost and discretion, shall as between the Parties have the sole right to pursue the clinical development of Products associated with a 4DMT Product Class that is a Non-Optionable 4DMT Product Class (but subject to Section 5.4.2 and 5.5.2).

Notwithstanding the foregoing, in each case above other than a 4DMT Product Class that is a Non-Optionable 4DMT Product Class, unless Roche requests otherwise, Roche will have the right to (a) receive copies of minutes and any other communications with applicable Regulatory Authorities concerning Products associated with such Collaboration Product Class and 4DMT Product Class, (ii) provide input into information to be submitted to a Regulatory Authority concerning such Products (which input 4DMT must reasonably implement for a Collaboration Product Class and must reasonably consider for the XLRP 4DMT Product Class) and (iii) participate in any meetings with an applicable Regulatory Authority concerning such Products.

7.2 By Roche

Except to the extent that Licensed Products are the subject of an active Project Plan in the Collaboration or as otherwise agreed to by the Parties:

(a)

Roche, at its sole cost and discretion, shall be responsible for pursuing clinical development of Licensed Products, including all regulatory matters connected therewith, and shall devote Commercially Reasonable Efforts to the foregoing.

(b)

Prior to the First Commercial Sale of a given Licensed Product, Roche shall provide an annual written report to 4DMT to update 4DMT with a high-level summary as to development progress for such Licensed Product, including all preclinical and clinical development activities. Thereafter, Roche will have no further obligation to provide development progress reports with respect to such Licensed Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.3 Shared Product

7.3.1 Dossier Sharing

Notwithstanding anything express or implied, if there are regulatory dossiers or documentation that are used for Shared Products, the Parties shall reasonably cooperate with each other to share such dossiers or documents.

7.3.2 Pharmacovigilance Agreement

Where advisable or legally required, the Parties (or their applicable Affiliates and/or licensees) shall execute a separate Pharmacovigilance Agreement specifying the procedure for the information exchange of the adverse events that may occur with respect to Shared Products.

8. Manufacturing

Except as otherwise agreed to by the Parties:

(a)

4DMT shall be responsible for having clinical supplies of Licensed Products associated with a Collaboration Product Class manufactured by a Third Party CMO through Completion of the first Phase I/IIa Study in accordance with the Project Plan. Such Third Party CMO will be a Preferred CMO, unless otherwise agreed to by the Parties. For Choroideremia, Roche will [***], however upon 4DMT’s achievement of [***], 4DMT will be entitled to receive the applicable development event payment under Section 12.4.

(b)

Roche shall be responsible for all other manufacturing of all Licensed Products associated with a given Roche Product Class (e.g. for a Roche Solo Product Class, Pivotal Trials and commercial supplies). For Licensed Products associated with a Collaboration Product Class, prior to Completion of the Phase I/IIa Study, Roche will have the right (but not the obligation) to conduct manufacturing activities at Roche’s expense in preparation for the Pivotal Study, including contracting with any 4DMT CMO working on the manufacture and testing of Licensed Product for the Phase I/IIa Study.

(c)

4DMT shall be responsible for manufacturing of Products associated with a given 4DMT Product Class, however subject to what right Roche may have under this Agreement to provide input for Products associated with an Optionable 4DMT Product Class, particularly the XLRP 4DMT Product Class while it is an Optionable 4DMT Product Class. While a 4DMT Product Class is an Optionable 4DMT Product Class:

(i)

4DMT may not use a CMO other than a Preferred CMO to conduct work under the XLRP 4DMT Product Class Work Plan or a work plan for a 4DMT Product Class that is not the XLRP 4DMT Product Class without Roche’s consent.

(ii)

For the Product associated with an Optionable 4DMT Product Class, if Roche requests, the Parties will work together to enter into such side agreements as will allow Roche to conduct manufacturing activities [***] in preparation for a Pivotal Study, including contracting with any 4DMT CMO working on the manufacture and testing of the applicable Product for the Phase I/IIa Study. If and when such Optionable 4DMT Product Class becomes a Non-Optionable 4DMT Product Class, (x) 4DMT will receive the benefit of and ownership in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Roche’s rights in any intellectual property for such testing and manufacturing, and (y) at 4DMT’s option, any Product made in preparation for the potential Pivotal Study will either be destroyed by Roche or the CMO in possession, or 4DMT may elect to acquire title to such Product if [***].

9. Commercialization

Roche, at its own expense, shall have sole responsibility and decision making authority for the marketing, promotion, sale and distribution of Licensed Products in the Field in the Territory. 4DMT, at its own expense, shall have sole responsibility and decision making authority for the marketing, promotion, sale and distribution of Products associated with a Non-Optionable 4DMT Product Class or Enabled Products in the Territory.

10. Governance

10.1 Joint Steering Committee

Within [***] ([***]) days after the Effective Date of this Agreement, the Parties shall establish a JSC to

(i)	oversee the Collaboration activities under this Agreement,

(ii)	provide input for the XLRP 4DMT Product Class, and

(iii)	monitor development progress of any Optionable 4DMT Product Classes.

10.2 Members

Except as otherwise agreed by the JSC, the JSC shall be composed of six (6) persons (“Members”). Roche and 4DMT each shall be entitled to appoint three (3) Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [***] days prior to the next scheduled meeting of the JSC (to the extent practicable). Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts and/or advisors to attend part or the whole JSC meeting with prior notification to the JSC. Members may be represented at any meeting by another person designated by the absent Member. The JSC shall be chaired by a [***] Member (“Chairperson”).

10.3 Responsibilities of the JSC

The JSC shall have the responsibility and authority to:

(a)	review and recommend for execution proposed Project Plans (and budgets);

(b)

review Project Plans (and budget) on an ongoing basis and amend Project Plans (with any Significant Change reflected in a written amendment to the Project Plan executed in accordance with Section 3.3);

(c)	create, oversee or disband JOTs, as appropriate;

(d)	approve amendments to the XLRP 4DMT Product Class Work Plan;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(e)	review proposed work plans provided with a 4DMT Product Class Status Notice;

(f)	review changes to the work plans for any Optionable 4DMT Product Class that is not the XLRP 4DMT Product Class;

(g)	monitor the development of Optionable 4DMT Product Classes through regular progress report updates by 4DMT;

(h)	approve plans for a program transfer in accordance with Article 6; and

(i)	attempt to resolve any disputes on an informal basis by unanimous consensus on the JSC (with the JSC having no authority to resolve contractual disputes).

The JSC shall have no responsibility and authority other than that expressly set forth in this Section.

10.4 Meetings

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JSC meetings to all Members at least [***] days before the next scheduled meeting of the JSC (or as soon as practicable). The venue for the meetings shall be agreed by the JSC. The JSC shall hold meetings at least [***] per calendar year, either in person or by tele-/video-conference, and in any case as frequently as the Members of the JSC may agree shall be necessary, but not more than [***] times a year.

10.5 Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of JSC meetings to all members of the JSC for comment and review within [***] days after the relevant meeting. The Members of the JSC shall have [***] days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JSC within [***] days of the relevant meeting. The Chairperson will approve the final version of the minutes before its distribution.

10.6 Progress Reports

4DMT shall prepare and provide Roche [***] written reports as outlined in Section 3.4. Promptly upon completion of any Project Plan, 4DMT shall provide a final written report summarizing its activities under the Project Plan and the results thereof. Upon the written request of Roche and not more than [***] in each Calendar Year, 4DMT shall permit Roche, [***], to have access during normal business hours to those records of 4DMT that may be necessary to verify the basis for any payments hereunder.

4DMT will also prepare and provide Roche on a [***] basis (or as otherwise agreed to by the Parties) written progress reports for any Optionable 4DMT Product Class, including the XLRP 4DMT Product Class.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.7 Decisions

10.7.1 Decision Making Authority

The JSC shall decide matters within its responsibilities set forth in Section 10.3 with each Party having one vote, irrespective of the number of participants present.

10.7.2 Consensus; Good Faith

The Members of the JSC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JSC. The Parties shall endeavor to make decisions by consensus.

10.7.3 Escalation

If the JSC is unable to decide a matter by consensus, then such matter shall be referred to [***] for 4DMT and [***] Roche pRED (or their designee), who together shall use reasonable and good faith efforts to reach a decision by consensus within [***] days after the date such matter is referred to them. If the Parties still fail to reach a decision within such [***] days, then

(i)	Roche shall have the final decision authority on any matter [***],

(ii)	Notwithstanding the above, with regards to Choroideremia, 4DMT shall have the final decision authority on [***],

(iii)	4DMT shall have the final decision making authority for [***],

which final decisions shall be exercised in good faith. No final decision may be exercised in conflict with the terms and conditions of this Agreement. No final decision shall amend or contradict this Agreement. No final decision shall resolve any dispute as to the interpretation or application of this Agreement. Any final decision in accordance with this Section 10.7 shall constitute a decision of the JSC.

10.8 Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall be permanent participants of the JSC meetings and may attend JOT meetings as appropriate. The Alliance Directors shall facilitate resolution of potential and pending issues and potential disputes to enable the JSC to reach consensus and avert escalation of such issues or potential disputes.

10.9 Limitations of Authority

The JSC shall have no authority to amend or waive any terms of this Agreement nor to resolve contractual disputes.

10.10 Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JSC.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.11 Lifetime

The JSC shall exist while at least one Project Plan is active.

11. Project Plan Payments to 4DMT

11.1 Collaboration Costs

Unless otherwise agreed to by the Parties, Roche shall (i) pay 4DMT at the FTE Rate for work performed by or on behalf of 4DMT under a given Project Plan and (ii) reimburse 4DMT for the expenses of a Third Party Supplier (“Third Party Expenses”) that 4DMT incurred under a given Project Plan as set forth in Section 11.2. Notwithstanding the foregoing, [***]. The number of FTEs per month that may not be exceeded without mutual agreement of the Parties will be included in each corresponding Project Plan. If the Parties mutually agree to conduct work in under a Project Plan in areas of the Field other than the [***] (for example in a Field [***]), it is expected that costs under the Project Plan will be [***].

11.2 Third Party Supplier and Third Party Expenses

For those Third Party Suppliers for which Roche will be responsible for reimbursing to 4DMT Third Party Expenses under a Project Plan, Roche will have the right (but not the obligation) to approve any proposed Third Party Suppliers performing under a Project Plan, and 4DMT will not use Third Party Suppliers to provide services or materials under a Project Plan if Roche has a reasonable basis to object to such Third Party Supplier. Contracts between 4DMT and a given Third Party Supplier for work to be performed under a given Project Plan (“Third Party Supplier Contract”) will contain appropriate clauses that apply responsibilities and obligations applicable to 4DMT under this Agreement, and Roche will have the right to receive a copy of the Third Party Supplier Contract. Roche may provide input into draft Third Party Supplier Contracts, which input 4DMT must reasonably consider.

The reimbursement made for Third Party Expenses may not exceed the amount estimated in the most up to date version of the Budget of the respective Project Plan, as revised and approved by the JSC in accordance with Section 10.3 (and subject to Significant Change provisions of Section 3.3).

11.3 Payment Schedule

Payments made for Project Plans will be made to 4DMT within [***] ([***]) days after Roche’s receipt of an undisputed invoice from 4DMT itemizing all amounts payable in respect of the 4DMT Activities and Third Party Expenses. 4DMT will invoice Roche on a [***] basis (or such other basis as may be set forth in the Project Plan) after the completion of 4DMT Activities for which amounts may be billed, however any individual Third Party Expenses over [***] US Dollars (US$ [***]) that 4DMT incurs within [***] months after the previous [***] invoice may be invoiced to Roche separately (i.e. without waiting for the next [***] invoicing period). Invoices must include detail supporting the amounts that are billed, [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

11.4 Fair Market Value

The Parties acknowledge that the compensation to 4DMT and the pass-through expenses paid to any healthcare organization or healthcare professional (hereinafter collectively the “Fees”) set forth in a Project Plan shall be the fair market value of the 4DMT Activities provided by 4DMT and/or the healthcare organization or healthcare professional, as applicable and these Fees have not been determined in a manner which takes into account the volume or value of any referrals, purchases or business otherwise generated between 4DMT/healthcare organization or healthcare professional and Roche or any of their respective Affiliates and shall not obligate or influence 4DMT/healthcare organization or healthcare professional or any other person to purchase, use, recommend or arrange for the use of Roche’s products or those of any organization affiliated with Roche. Notwithstanding the above, no healthcare organization may pass through any Fees provided hereunder, directly or indirectly, to any customer of such healthcare organization as a price concession or otherwise.

11.5 Optionable 4DMT Product Class Work

For clarity, this Article 11 applies only to work performed under a Project Plan for a Collaboration Product Class (and excluding manufacturing work for Choroideremia in accordance with Section 8(a)). Work performed by or on behalf of 4DMT for Optionable 4DMT Product Classes will be done at 4DMT’s own expense.

12. Payment to 4DMT (other than Project Plan Payments)

12.1 Initiation Payment

Within [***] ([***]) days after the Effective Date and receipt of an invoice from 4DMT, Roche shall pay to 4DMT Twenty-One Million US Dollars (US$21,000,000). Such amount is non-refundable and non-creditable against any other payment due under this Agreement.

12.2 Roche Product Class Initiation Payment (other than Optioned Product Class)

This Section 12.2 applies only to Roche Product Classes that are either Collaboration Product Classes or Roche Solo Product Classes, i.e. is not an Optioned Product Class (in which case Section 12.3 applies).

The designation of the first [***] such Roche Product Classes under Section 2.2 (including Choroideremia) is included in the Initiation Payment set forth in Section 12.1.

For any such additional Roche Product Class designations beyond the first [***], Roche shall pay to 4DMT a payment (“Roche Product Class Initiation Payment”) of [***] US Dollars (US$[***]) for each such additional Roche Product Class designation within [***] ([***]) days of:

(i)

for a Roche Solo Product Class (that is not disallowed by 4DMT in a High Volume Roche Solo Scenario), the date that Roche provides notice changing the Status from an Available Product Class to a Roche Product Class, or

(ii)

for a Collaboration Product Class, the date that the associated Project Plan is executed by authorized representatives of both Parties (unless such Roche Product Class Initiation Payment was already made under (i) above)

and receipt by Roche of an invoice from 4DMT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.3 Option Exercise Fee

Within [***] ([***]) days after Roche provides a Clinical Stage Roche Product Class Conversion Notice to 4DMT for a given 4DMT Product Class as described in Section 2.3.3 and Roche’s receipt of an invoice from 4DMT, Roche shall pay to 4DMT [***] US Dollars (US$[***]) [***].

12.4 Development Event Payments

Roche shall pay up to a total of

(i)	[***] US Dollars (US$ [***]) in relation to the achievements of development events by the first Licensed Product in Choroideremia to achieve the applicable event,

(ii)	[***] US Dollars (US$ [***]) in relation to the achievements of development events by the first Licensed Product in each Other Product Class to achieve the applicable event, and

(iii)	[***] US Dollars (US$ [***]) in relation to the achievements of development events by the first Licensed Product in each Optioned Product Class to achieve the applicable event.

The development event payments under this Section 12.4 shall be paid by Roche according to the following schedule of Development Events achieved by the Roche Group (or by 4DMT in accordance with an active Project Plan).

Development Event	Payments in Million US Dollars
	Choroideremia	Other Product Class	Optioned Product Class
1. [***]	[***]	[***]	[***]
2. [***]	[***]	[***]	[***]
3. [***]	[***]	[***]	[***]
4. [***]	[***]	[***]	[***]
5. [***]	[***]	[***]	[***]
6. [***]	[***]	[***]	[***]
7. [***]	[***]	[***]	[***]
8. [***]	[***]	[***]	[***]

Each development event payment for a given Licensed Product shall be paid only once for a given Product Class, the first time a Licensed Product in a given Product Class reaches such Development Event, regardless of the number of times such events are reached for the given Licensed Product or other Licensed Products in the same Product Class.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If any of the payment-resulting Development Events 3-8 are achieved for a given Licensed Product prior to any lower-numbered Development Event(s) for that Product Class having been achieved and paid for such Product Class, then Roche shall pay such earlier unpaid Development Event milestone(s) at the same time as the later achieved Development Event payment is due for such Licensed Product. Notwithstanding the foregoing, the Development Event 2 payment will only be due if achieved by 4DMT or on behalf of 4DMT by a Third Party.

For such development events listed in this Section 12.4 that are achieved by Roche or by a Third Party on behalf of Roche, Roche shall timely notify 4DMT (in any event within [***] ([***]) days). The development payments listed in this Section 12.4 shall be paid by Roche to 4DMT within [***] ([***]) days from occurrence of the applicable event and receipt of an invoice from 4DMT.

12.5 Sales Based Events

Roche shall pay up to a total of

(i)	[***] US Dollars (US$ [***]) based on Calendar Year Net Sales of Licensed Product(s) in Choroideremia in the Territory, and

(ii)	[***] Million US Dollars (US$ [***]) based on Calendar Year Net Sales of Licensed Product(s) in each Other Product Class in the Territory, and

(iii)	[***] Million US Dollars (US$ [***]) based on Calendar Year Net Sales of Licensed Product(s) in each Optioned Product Class in the Territory,

in accordance with the following Net Sales Thresholds:

Net Sales Threshold	Payments in Million US Dollars
	Choroideremia	Other Product Class	Optioned Product Class
Calendar Year Net Sales in the Territory of a Licensed Product exceed US$ [***]	[***]	[***]	[***]
Calendar Year Net Sales in the Territory of a Licensed Product exceed US$ [***]	[***]	[***]	[***]
Calendar Year Net Sales in the Territory of a Licensed Product exceed US$ [***]	[***]	[***]	[***]
Calendar Year Net Sales in the Territory of a Licensed Product exceed US$ [***]	[***]	[***]	[***]

TOTAL	[***]	[***]	[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Each of the sales based event payments shall be paid no more than once per each Product Class during the Agreement Term, at first occurrence of the event for the first Licensed Product in a given Product Class reaching the respective Net Sales Threshold, irrespective of whether or not the previous sales based event payment was triggered by the given Licensed Product or other Licensed Products in the same Product Class, and shall be non-refundable. Each sales based event payment shall be payable within [***] ([***]) days after the end of the Calendar Year in which the applicable Net Sales threshold was achieved and the receipt of an invoice from 4DMT.

12.6 Royalty Payments

12.6.1 General

Royalties shall be payable by Roche on Net Sales of Licensed Products on a Licensed Product-by Licensed Product basis until the expiry of the Royalty Term. Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty free as to the particular Licensed Product in the particular country.

12.6.2 Royalty Rates

The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of a Licensed Product in the Territory, on an incremental basis, based on the indicated Product Class, as follows:

Tier of Calendar Year Net Sales in million US$	Choroideremia Percent (%) of Net Sales		Other Product Class Percent (%) of Net Sales		Optioned Product Class Percent (%) of Net Sales
[***]	[***]	%	[***]	%	[***]	%
[***]	[***]	%	[***]	%	[***]	%
[***]	[***]	%	[***]	%	[***]	%
[***]	[***]	%	[***]	%	[***]	%

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

For example, if Net Sales of a Licensed Product in Choroideremia for a given Calendar Year are US$ [***], then royalties owed to 4DMT on such Net Sales of such Licensed Product for that Calendar Year shall equal [***] US Dollars (US$ [***]) calculated as follows:

[***]

For the purpose of calculating royalties of a Licensed Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

12.6.3 Licensed Combination Product

If Roche or its Affiliates intend to sell a Licensed Product that is a Licensed Combination Product, then the Parties shall meet approximately [***] prior to the anticipated First Commercial Sale of such Licensed Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Licensed Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed [***] ([***]) days, the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 25.2. Should the Parties fail to agree within [***] ([***]) days of such referral, then the Relative Commercial Value shall be determined by an Expert Committee under the procedures of Section 12.6.7.

12.6.4 No Valid Claim/Regulatory Exclusivity; Excluded Variant Competition; Generic Competition

For a given Licensed Product, if in a given country within the Territory there is:

(a)	no Valid Claim that Covers such Licensed Product and no applicable regulatory exclusivity for such Licensed Product remaining in such country;

(b)	entry of a Like-Substance Product has occurred; or

(c)

entry of a Third Party Excluded Product (other than a Like-Substance Product) containing an Excluded Construct that has an Excluded Variant carrying the same Payload as contained within the Licensed Product, then the royalty payments due to 4DMT for such Licensed Product in such country shall be reduced by [***] percent ([***]%). If [***] have occurred, then the Royalty Term for such Licensed Product in such country shall end (unless the Royalty Term had expired prior to such time for a given Licensed Product in a given country), royalties shall no more be due by Roche in such country for such Licensed Product, and the license in that country for such Licensed Product shall be fully paid-up and irrevocable.

12.6.5 Third Party Payments

With the exception of any Regents Patent Rights, Roche shall be responsible for and pay or have paid any consideration owed to any Third Party in relation to Third Party intellectual property rights. Roche shall have the right to deduct a maximum of [***] percent ([***]%) of such consideration actually paid to a Third Party in respect of Patent Rights Covering a given Licensed Product from royalty payments otherwise due and payable by Roche to 4DMT under this Agreement with respect to such Licensed Product; provided that the royalty to 4DMT on such Licensed Product is not reduced in any [***] to less than [***] the royalty that would otherwise have been due but for this Section 12.6.5,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

however for clarity, Roche may carry forward any amounts not utilized as a result of the maximum deduction cap in this Section 12.6.5 to future accounting periods until any amounts not utilized are fully deducted. Any such deduction shall be permitted on a Licensed Product-by-Licensed Product and country-by-country basis only.

12.6.6 Apportionment of Compulsory Sublicensee Consideration

Consideration, if any, paid by a Compulsory Sublicensee of the Licensed Product shall be shared between the Parties based on an equivalent profit share percentage (the “Compulsory Profit Share Percentage”). The Compulsory Profit Share Percentage shall be calculated for the respective Calendar Year to which the Compulsory Sublicensee payment relates to as follows:

(a)	royalties payable for the Licensed Product in the applicable Territory, divided by

(b)

the corresponding Net Sales related to the royalties payable for the Licensed Product in the applicable Territory, less all corresponding expenses that are allocable to the Licensed Product (e.g. cost of goods sold, royalty expenses, profit-share expenses, marketing and distribution expenses, general and administration expenses etc.), and which are in accordance with the then-currently used IFRS for such period.

The Parties shall negotiate in good faith and agree upon the Compulsory Profit Share Percentage to be used on a consistent basis to fairly share Compulsory Sublicensee payments between the Parties. For the purpose of clarity, any sales or payments by Compulsory Sublicensees under a Compulsory Sublicense shall not be considered as Net Sales and shall not give rise to any royalty payment under Section 12.6.2 of this Agreement.

12.6.7 Expert Committee

If the Parties are unable to agree on the Relative Commercial Value under Section 12.6.3 or the Compulsory Profit Share Percentage under Section 12.6.6, then Roche will select one (1) individual who would qualify as an Expert, 4DMT will select (1) individual who would qualify as an Expert, and those two (2) individuals shall select one (1) individual who would qualify as an Expert and who shall be chairman of a committee of the three Experts (the “Expert Committee”), each with a single deciding vote. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least [***] ([***]) days before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will [***] the costs of the Expert Committee. Unless otherwise agreed to by the Parties in writing, the Expert Committee may not decide on issues outside the scope mandated under terms of this Agreement. Neither Party shall engage in ex parte communications with the Expert Committee.

13. General Payment Provisions

13.1 Invoices

All invoices that are required or permitted under Articles 11 and 12 shall be in writing and sent by 4DMT to Roche at the following address or other address as Roche may later provide:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

F. Hoffmann-La Roche Ltd

Kreditorenbuchhaltung

Grenzacherstrasse 124

4070 Basel

Switzerland

Attn: [***]

13.2 Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [***] ([***]) percentage points above the average one-month Euro Interbank Offered Rate (EURIBOR), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

13.3 Disclosure of Payments

4DMT acknowledges that Roche may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be advisable or required under Applicable Law, including the US Sunshine Act.

14. Royalty accounting and reporting

14.1 Timing of Payments

Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales within the [***] ([***]) days after the end of each Accounting Period in which such Net Sales occur.

14.2 Method of Payment

Royalties on Net Sales and all other amounts payable by Roche hereunder shall be paid by Roche in US Dollars (the “Payment Currency”) to account(s) designated by 4DMT. 4DMT shall be entitled to require payment from Roche’s choice of either a U.S. or Swiss account.

14.3 Currency Conversion

When calculating the Sales of any royalty-bearing Licensed Product that occur in currencies other than the Payment Currency, Roche shall convert the amount of such sales [***] into the Payment Currency using Roche’s then-current internal foreign currency translation actually used on a consistent basis in preparing its audited financial statements (at the Effective Date, YTD average rate as reported by Reuters).

14.4 Reporting

With each payment Roche shall provide 4DMT in writing for the relevant Calendar Quarter on a Licensed Product-by-Licensed Product basis the following information:

(a) Sales in [***];

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	Net Sales in [***];

(c)	adjustments made pursuant to Sections 12.6.3-12.6.5;

(d)	Net Sales in [***] after adjustments made pursuant to Sections 12.6.3-12.6.5 in [***];

(e)	exchange rate used for the conversion of Net Sales from [***] to the Payment Currency pursuant to Section 14.3

(f)	Net Sales after adjustments made pursuant to Sections 12.6.3-12.6.5 in the Payment Currency;

(g)	royalty rate pursuant to Section 12.6.2; and

(h)	total royalty payable in the Payment Currency.

For illustrative purposes only, a sample royalty report template is attached as Appendix 14.4.

15. Taxes

4DMT shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to 4DMT under this Agreement.

If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to 4DMT, then Roche shall promptly pay such tax, levy or charge for and on behalf of 4DMT to the proper governmental authority, and shall promptly furnish 4DMT with receipt of payment. Roche shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due 4DMT or be promptly reimbursed by 4DMT if no further payments are due to 4DMT. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

16. Royalty Auditing

16.1 4DMT Right to Audit

Roche shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of 4DMT, 4DMT shall have the right to engage an independent public accountant reasonably acceptable to Roche to perform, on behalf of 4DMT an audit of such books and records of Roche and its Affiliates, its licensees and Sublicensees, that are deemed necessary by Roche’s independent public accountant to report on Net Sales of Licensed Product for the period or periods requested by 4DMT and the correctness of any financial report or payments made under this Agreement.

Upon timely request and at least [***] ([***]) working days’ prior written notice from 4DMT, such audit shall be conducted in the countries specifically requested by 4DMT, during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities, and shall be limited to results in the [***] ([***]) calendar years prior to audit notification.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Such audit shall not be performed more frequently than [***] per Calendar Year nor more frequently than [***] with respect to records covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements, shall be treated as Roche’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than [***] after completion of an audit hereof, if an audit has been requested; nor more than [***] from the end of the Calendar Year to which each shall pertain; nor more than [***] after the date of termination of this Agreement.

16.2 Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The auditors shall share all draft audit reports with Roche before the draft report is shared with 4DMT and before the final document is issued. The final audit report shall be shared with Roche at the same time it is shared with 4DMT.

16.3 Over-or Underpayment

If the audit reveals an overpayment, Roche shall be entitled to credit the amount of the overpayment against subsequent royalty payments due hereunder until exhausted, or if no further royalty payments are owed by Roche, 4DMT shall reimburse Roche for the amount of the overpayment within [***] ([***]) days. If the audit reveals an underpayment, Roche shall make up such underpayment with the next royalty payment or, if no further royalty payments are owed by Roche, Roche shall reimburse 4DMT for the amount of the underpayment within [***] ([***]) days. Roche shall pay for the audit costs if the underpayment of Roche exceeds [***]% of the aggregate amount of royalty payments owed with regard to the royalty statements subject of the audit. Section 13.2 shall apply to this Section 16.3.

16.4 Duration of Audit Rights

The failure of 4DMT to request verification of any royalty calculation within the period during which corresponding records must be maintained under this Article 16 will be deemed to be acceptance of the royalty payments and reports absent non-de minimis fraud uncovered on a subsequent audit of another period.

17. Payments to Roche

For Enabled Products, 4DMT shall pay Roche a royalty on all net sales of such Product(s) by 4DMT, its Affiliates or licensees, with the royalty rate based on the stage of the Product effective date of such termination as follows:

Stage of Product at effective date of termination	Royalty rate
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

subject to the following:

(i)

net sales for this purpose shall have the same meaning given such term in this Agreement for Licensed Products applied mutatis mutandis to sales by 4DMT and its Affiliates and Sublicensees for Enabled Products;

(ii)

the life of the royalty obligation shall be the later of (x) [***] years from the First Commercial Sale (either by the Roche Group or First Commercial Sale applied for mutatis mutandis for sales by 4DMT and its Affiliates and Sublicensees) and (y) the life of the Valid Claims of the any Project Product Patent Right, each determined country-by-country and Enabled Product-by-Enabled Product; and

(iii)	such royalty shall be subject to adjustments equivalent to those in Sections 12.6.3, 12.6.4 (other than Excluded Variant Competition under 12.6.4(c)), 12.6.5 and 12.6.6 in this Agreement.

For clarity, the royalties in this Article 17 apply only to Products that do not require Initiation of a new Phase I/IIa Study.

Payments shall be made in a timely fashion as applicable to Roche. Article 16 for Licensed Products shall be applied for mutatis mutandis to Roche’s right to audit 4DMT for Enabled Products.

17.1 Enabled Products under the RFO Agreement

If an Enabled Product as defined under the RFO Agreement is a Licensed Product under this Agreement, then 4DMT will not owe payments to Roche under Section 3.4 of the RFO Agreement based on monies paid by Roche to 4DMT under Article 12 of this Agreement.

18. Intellectual Property

18.1 Inventorship

The determination of inventorship for inventions (i) conceived or reduced to practice in the performance of a Collaboration Project or (ii) conceived or reduced to practice by or on behalf of 4DMT for Optionable Project Work shall be in accordance with United States inventorship laws.

18.2 Ownership

Except as otherwise set forth in this Agreement, as between the Parties:

(i)	4DMT shall own any Optionable Variant Patent Right and Project Variant Patent Right at all times.

(ii)	4DMT and Roche shall jointly own any Project Product Patent Right at all times.

(iii)	4DMT shall own any Optionable Product Patent Right until the applicable 4DMT Product Class is no longer an Optionable Product Class, at which time

(a)	if the 4DMT Product Class is a Non-Optionable 4DMT Product Class or the Status of the 4DMT Product Class changes to an Available Product Class, then 4DMT’s ownership in such continue indefinitely, or

(b)

if the 4DMT Product Class changes to a Roche Product Class, then as between the Parties, 4DMT and Roche shall jointly own such Patent Right, and 4DMT shall, upon Roche’s expense and at Roche’s request, sign all such documentation as to effect the assignment of such Patent Right as a jointly-owned Patent Right.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iv)	Ownership of any other Project Patent Right and Optionable Patent Right shall follow inventorship.

Each Party hereby assigns to the other Party the assigning Party’s interest in such Project Patent Right as necessary to result in the Project Patent Right being owned as provided in this Section.

18.3 Patent Coordination Team

Where the Parties need to consult with each other on the Handling of Patent Rights, the Parties shall establish a patent coordination team and shall adopt procedures for interacting on patent matters.

18.4 Prosecution

18.4.1 Optionable Variant Patent Rights and Optionable Project Product Patent Rights

This Section 18.4.1 shall apply only until such time as an Optionable Variant Patent Right or an Optionable Project Product Patent Right becomes either an Optioned Patent Right or a Non-Optionable Patent Right (or Roche waives its right to be consulted for a given Patent Right). The Parties will consult with each other on the Handling of any Optionable Variant Patent Right and Optionable Product Patent Right through the patent coordination team. The Parties will attempt to use mutually-acceptable outside counsel (whether patent attorneys or patent agents) for the prosecution of the Optionable Variant Patent Right and Optionable Product Patent Right (i.e., they will discuss and attempt to reach consensus on the outside attorney or agent that will Handle the filings; each Party shall reasonably consider the other’s views, and seek in good faith to reach consensus, although the ultimate decision as to choice of counsel to represent each Party is reserved to that Party). Decisions that cannot be resolved by consensus of the patent coordination team shall, upon request of either party, be promptly escalated to the [***] (in the case of 4DMT) or to the [***] (in the case of Roche) or their designee. Prior to the first filings of the applicable Optionable Product Patent Right and Optionable Variant Patent Right, the patent coordination team, together with the Parties’ respective patent practitioners, shall discuss in good faith whether it is in the best interest of obtaining the best coverage to file dependent claims in the Optionable Variant Patent Right that explicitly claims the combination of Optionable Variants with specific Optionable Payloads (instead of merely generically encompassing the foregoing) (each an “Optionable Product Dependent Claim”) in an otherwise-Optionable Variant Patent Right (provided that the Parties would also discuss and agree on whether the Optionable Product Dependent Claim should be segregated through use of a divisional filing). Both Parties shall approach such discussion in good faith. Handling of an Optionable Variant Patent Right and Optionable Product Dependent Claim shall be [***], and Handling of an Optionable Product Patent Right other than a Product Dependent Claim shall be [***]. After consultation with Roche, decisions on the Handling of an Optionable Variant Patent Right shall be at the sole discretion of 4DMT, however reasonable consideration shall be given to Roche’s input if such Optionable Variant Patent Right is likely to be subject to Roche’s right to convert to an Optioned Product Class or the Handling could impact the validity or patentability of an Optionable Product Patent Right. If 4DMT’s Handling of an Optionable Variant Patent Right is contrary to Roche’s input (for instance if Roche does not give consent to file a Product Dependent Claim, but 4DMT chooses to file it anyway, as it is entitled to do in accordance with this Section) and the validity,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

scope or enforceability of the Optionable Product Patent Right is weakened as a result in comparison to the Optionable Variant Patent Right, or if the Product cannot be claimed in a separate Optionable Product Patent Right, then the Optionable Variant Patent Right Covering Products shall be deemed as an “Optionable Primary Patent Right”. Roche’s input into the Handling of an Optionable Primary Patent Right must be reasonably implemented. After consultation between the Parties, decisions on the Handling of an Optionable Product Patent Right shall be at the discretion of 4DMT with reasonable consideration to Roche’s input.

For clarity, at such time as an Optionable Variant Patent Right or an Optionable Project Product Patent Right becomes an Optioned Patent Right, then the applicable Optionable Variant Patent Right, Optionable Project Product Patent Right, Optionable Product Dependent Claim and Optionable Primary Patent Right shall be treated as, respectively, a Variant Patent Right, Project Product Patent Right, Product Dependent Claim and Primary Patent Right.

Also for clarity, at such time as an Optionable Variant Patent Right or an Optionable Project Product Patent Right becomes a Non-Optionable Patent Right, then Roche will have no further right to be consulted on the Handling or the applicable Optionable Variant Patent Right, Optionable Project Product Patent Right, Optionable Product Dependent Claim or Optionable Primary Patent Right.

18.4.2 Priority Filings for Variant Patent Rights and Project Product Patent Rights

This Section 18.4.2 applies to the Handling of a Variant Patent Right and Project Product Patent Right where the Handling is limited to the filing of priority patent applications. The Parties will consult with each other on such Handling of any Project Variant Patent Right and Project Product Patent Right through the patent coordination team. The Parties will attempt to use mutually-acceptable outside counsel (whether patent attorneys or patent agents) for the Handling of the Project Variant Patent Right and Project Product Patent Right (i.e., they will discuss and attempt to reach consensus on the outside attorney or agent that will Handle the filings; each Party shall reasonably consider the other’s views, and seek in good faith to reach consensus, although the ultimate decision as to choice of counsel to represent each Party is reserved to that Party). Decisions that cannot be resolved by consensus of the patent coordination team shall, upon request of either party, be promptly escalated to the [***] (in the case of 4DMT) or to the [***] (in the case of Roche) or their designee. Prior to the first filing of the applicable Project Product Patent Right and Project Variant Patent Right, the patent coordination team, together with the Parties’ respective patent practitioners, shall discuss in good faith whether it is in the best interest of obtaining the best coverage to file dependent claims in the Project Variant Patent Right that explicitly claim the combination of Project Variants with specific Project Payloads (instead of merely generically encompassing the foregoing) (each a “Product Dependent Claim”) in an otherwise-Project Variant Patent Right (provided that the Parties would also discuss and agree on whether the Product Dependent Claim should be segregated through use of a divisional filing). (For clarity, an Optionable Product Dependent Claim shall also be deemed as a Product Dependent Claim at such time, if any, as such Optionable Project Variant Patent Right becomes a Project Variant Patent Right). Both Parties shall approach such discussion in good faith. Handling of any Project Variant Patent Right and Product Dependent Claim shall be [***], and Handling of any Project Product Patent Right other than a Product Dependent Claim shall be [***]. After consultation with Roche, decisions on the Handling of a Project Variant Patent Right shall be at the sole discretion of 4DMT, however reasonable consideration shall be given to Roche’s input. If

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4DMT’s Handling of a Project Variant Patent Right is contrary to Roche’s input (for instance if Roche does not give consent to file a Product Dependent Claim, but 4DMT chooses to file it anyway, as it is entitled to do in accordance with this Section) and the validity, scope or enforceability of the Project Product Patent Right is weakened as a result in comparison to the Project Variant Patent Right, or if the Product cannot be claimed in a separate Project Product Patent Right, then the Project Variant Patent Right Covering Products shall be deemed as a “Primary Patent Right” (and for clarity, an Optionable Primary Patent Right shall also be deemed as a Primary Patent Right at such time, if any, as such Optionable Project Variant Patent Right becomes a Project Variant Patent Right). Roche’s input into the Handling of a Primary Patent Right must be reasonably implemented. After consultation with 4DMT, decisions on the Handling of any Project Product Patent Right shall be at the discretion of Roche with reasonable consideration to 4DMT’s input.

18.4.3 Project Product Patent Rights

After the filing of priority applications, Roche shall, at its own expense and discretion, (i) Handle any Project Product Patent Right (other than a Product Dependent Claim) that are at least jointly owned by Roche, (ii) consult with 4DMT as to the Handling of such a Patent Right, and (iii) furnish 4DMT copies of all documents relevant to any such Handling. Roche shall furnish such documents and consult with 4DMT in sufficient time before any action by Roche is due to allow 4DMT to provide comments thereon, which comments Roche shall consider if applicable to the Field. At Roche’s reasonable request, 4DMT shall cooperate in all reasonable ways with the Handling of any such Patent Right. If Roche elects not to Handle a such a given Patent Right in a given country, Roche shall give sufficient notice to 4DMT to allow 4DMT to assume, if it so desires, the Handling of such Patent Right at 4DMT’s expense and discretion.

4DMT shall, at its own expense but in coordination with Roche, Handle any Product Dependent Claim that is at least jointly owned by Roche.

4DMT shall, at its own expense and discretion, Handle any Project Product Patent Right that is not owned (even jointly) by Roche (for example after application of Section 22.3.1(d)).

18.4.4 Other 4DMT Patent Rights

This Section 18.4.4 applies only where not otherwise set forth in this Article 18 (for an Optionable Patent Right and for a Project Product Patent Right).

4DMT shall, at its own expense and discretion, (i) Handle any Full Range 4DMT Patent Right, (ii) consult with Roche as to the Handling of any Broad Range 4DMT Patent Right, and (iii) furnish Roche copies of all documents relevant to any such Handling of a Broad Range 4DMT Patent Right. 4DMT shall furnish such documents and consult with Roche in sufficient time before any action by Roche is due to allow Roche to provide comments thereon, which comments 4DMT shall consider. At 4DMT’s reasonable request, Roche shall cooperate in all reasonable ways with the Handling of any 4DMT Patent Right.

Notwithstanding anything to the contrary, Roche’s input into the Handling of any Primary Patent Right (if any) must be considered.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If Roche requests 4DMT file and prosecute a Broad Scope 4DMT Patent Right in countries where 4DMT does not want to file, then Roche shall reimburse 4DMT for the costs of the Handling in such countries, and if 4DMT thereafter grants a license under such Patent Rights to Third Parties, then 4DMT shall assume responsibility for the expense of Handling such rights in the future.

If the Party responsible for the cost of Handling of a given Broad Scope 4DMT Patent Right in a given country no longer desires to pay for such Handling, it shall notify the other Party. The other Party may reply within [***] ([***]) days that it is willing to assume responsibility going forward for the costs associated with such Handling, or else the Party responsible for the Handling may allow the Patent Right to become abandoned.

18.5 List of Licensed 4DMT Patent Rights

Upon the written request of Roche (no more than [***] a year), 4DMT shall provide Roche an updated list (including anticipated or actual expiration dates) of any Licensed 4DMT Patent Right that Roche does not Handle. 4DMT shall prepare such lists in good faith but shall not be liable for any omissions provided that such omissions shall not deprive Roche of its license to the applicable Licensed 4DMT Patent Right in Section 4.1. Roche shall not be liable to 4DMT for any consequences resulting from Roche making over- or under-payment errors under Section 12 caused by reliance upon the information contained in such lists.

18.6 Infringement

Each Party shall promptly provide written notice to the other Party during the Agreement Term of any known infringement or suspected infringement by a Third Party of any Broad Range 4DMT Patent Right, and shall provide the other Party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within [***] ([***]) days after Roche provides or receives such written notice (“Decision Period”), if the infringement is of a

a)	Project Product Patent Right, or

b)	a Primary Patent Right in a given country where either

1)

with respect to a given Primary Patent Right in a given country, there is no other product Covered by such Primary Patent Right that is on sale or in active clinical development by or on behalf of 4DMT, its Affiliates or their Third Party licensees or

2)	there are no Roche Patent Rights that Covers a Product

(such a Primary Patent Right, a “Key Primary Patent Right”),

then Roche, in its sole discretion, shall decide whether or not to initiate such suit or action and shall notify 4DMT in writing of its decision in writing (“Suit Notice”).

If Roche decides to bring a suit or take action on the infringement of a Project Product Patent Right or Key Primary Patent Right, once Roche provides Suit Notice, Roche may immediately commence such suit or take such action. In the event that Roche (i) does not in writing advise 4DMT within the Decision Period that Roche will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, 4DMT shall thereafter have the right (subject to Roche’s written consent, not to be unreasonably withheld) to commence suit or take action and shall provide written notice to Roche of any such suit commenced or action taken by 4DMT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Other than any Project Product Patent Rights and Key Primary Patent Rights, 4DMT shall have the right to enforce all other Full Range 4DMT Patent Rights against infringement, provided that for any Broad Range 4DMT Patent Right (a) 4DMT shall not do so against infringement in the Field without Roche’s advance written consent and (b) for any Licensed 4DMT Patent Right, 4DMT shall reasonably consider allowing Roche to bring the enforcement action if there is no Project Product Patent Right, Key Primary Patent Right or other Roche Group-controlled Patent Right that can be asserted against the infringement in the Field.

With respect to any Broad Range 4DMT Patent Right, upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. In addition, (i) if the Project Product Patent Right or Key Primary Patent Right being asserted claims priority to any other Full Range 4DMT Patent Right that is not a Project Product Patent Right, then Roche must confer with 4DMT as to strategy in advance (through counsel in such a manner as to maintain privilege) and reasonably consider 4DMT’s comments, and (ii) if the Broad Range 4DMT Patent Right (other than the Project Product Patent Right or Key Primary Patent Right) claims priority to any Project Product Patent Right or Primary Patent Right, then 4DMT must confer with Roche as to strategy in advance (through counsel in such a manner as to maintain privilege) and reasonably consider Roche’s comments. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees and court costs and the other Party’s reasonable costs associated with any assistance that they provide in the case. Any damages, settlement fees or other consideration received as a result of such suit or action shall be allocated as follows:

(a)

First, to reimburse the Initiating Party for its costs and, if any remains, to the other Party for any advisory counsel fees and costs that were not previously required to be reimbursed by the Initiating Party as provided for above in this Section; and

(b)	Second, the balance, if any, shall be allocated as follows:

(i)	where 4DMT is the Initiating Party by virtue of Roche declining to bring a suit or take action, [***] percent ([***]%) to 4DMT, and [***] percent ([***]%) to Roche, otherwise

(ii)	[***] percent ([***]%) to Roche, and [***] percent ([***]%) to 4DMT.

If the Initiating Party believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party’s written request, the other Party shall offer reasonable assistance to the Initiating Party in connection therewith [***] to the Initiating Party except for [***]. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel [***]. All expenses of the non-Initiating Party under this paragraph shall be [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

The Initiating Party may settle, consent judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patent Rights). If a Settlement could adversely affect the other Party, then the written consent of the other Party would be required, which consent shall not be unreasonably withheld.

18.7 Defense

If an action for infringement is commenced against either Party, its licensees or its sublicensees related to the discovery, development, manufacture, use or sale of a Product, then Roche shall have the right (but not the obligation) to defend such action at its own expense, and 4DMT shall assist and cooperate with Roche, at Roche’s expense, to the extent necessary in the defense of such suit. Roche shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, so long as such settlement or adverse judgment does not adversely affect the rights of 4DMT and its Affiliates (including any patent rights Controlled by any of them). Roche shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

If the manufacture, use, importation, offer for sale or sale of any Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement or trade secret misappropriation against 4DMT or a member of the Roche Group, then such Party shall promptly notify the other Party hereto. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

If a Third Party asserts that a Patent Right owned by or licensed to it is infringed by the development, manufacture, use, importation, offer for sale or sale of Products by a member of the Roche Group, or that its trade secrets were misappropriated in connection with such activity, then Roche shall have the exclusive right and responsibility to resolve any such claim, whether by obtaining a license from such Third Party, by defending against such Third Party’s claims or otherwise, and shall be solely responsible for the defense of any such action, any and all costs incurred in connection with such action (including, without limitation, attorneys’ and expert fees) and all liabilities incurred in connection therewith. Notwithstanding the above, Roche shall not enter into any settlement of any such claim without the prior written consent of 4DMT if such settlement would require 4DMT to be subject to an injunction or to make any monetary payment to Roche or any Third Party, or admit any wrongful conduct by 4DMT or its Affiliates, or would limit or restrict the claims of or admit any invalidity and/or unenforceability of any Patent Right Controlled by 4DMT, or have any impact on activities outside the Field.

18.8 Common Interest Disclosures

With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to Products. Accordingly, the Parties agree that all such information and materials obtained by 4DMT and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

18.9 Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”) with regards to any Project Product Patent Right (or, as may be applicable, any Primary Patent Right). 4DMT shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by [***]; provided, that in the event that [***] elects not to file for a Patent Term Extension, [***] shall (a) promptly inform [***] of its intention not to file and (b) grant [***] the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Project Product Patent Right and Primary Patent Right. Notwithstanding the foregoing, if the applicable Project Product Patent Right claims priority to a Project Variant Patent, then 4DMT shall not be required to allow such Project Product Patent Right to be extended, but only if (a) Roche provides its consent or (b) the length of commercial exclusivity for the applicable Product is not reduced.

19. Representations and Warranties

19.1 By both Parties

19.1.1 Authorization

Each Party hereby warrants and represents to the other that:

(a)

it has full legal power and corporate authority to enter into this Agreement and perform its obligations hereunder and has taken all corporate action required to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

the execution, delivery and performance of this Agreement shall, upon the Effective Date, constitute a valid, legal and binding agreement of such Party (assuming it constitutes a legal, valid and binding agreement of each other Party), enforceable against it in accordance with its terms;

(c)

it is not a party to any contract, commitment or agreement, nor any of its properties and assets subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent it from entering into this Agreement or from consummating the transactions contemplated hereby, and it shall not enter into any agreement with a Third Party that it knows will prevent or materially impede it from performing its obligations hereunder; and

(d)

the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby will not, currently or with the passage of time, (i) violate, or result in a default under any note, agreement, contract, understanding, arrangement, restriction or other instrument or obligation to which it is a party or by which it may be bound; (ii) violate any order, award, injunction, judgment or decree to which it is subject; or (iii) infringe the contractual rights of any Third Party or cause it to be in breach of any undertakings to a Third Party.

19.2 By 4DMT

19.2.1 Work Performed

All work conducted pursuant to a Project Plan or the XLRP 4DMT Product Class Work Plan shall be performed by qualified personnel and in compliance with applicable law.

19.2.2 Safety Data

With respect to Products tested in the course of the Collaboration, Products associated with an Optionable 4DMT Product Class or Product associated with a Roche Product Class under development by Roche (to the extent known by 4DMT), 4DMT has disclosed to Roche and will continue to disclose to Roche (i) the results of all preclinical testing and human clinical testing in its possession or control and (ii) all information in its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to such Products.

19.2.3 Grants

To the best of 4DMT’s knowledge and belief as of the Effective Date, 4DMT has the lawful right to grant Roche and its Affiliates the rights and licenses described in this Agreement, and no Third Party has any rights that would interfere with, conflict or limit 4DMT’s performance of any Collaboration Project.

19.2.4 Ownership and Validity of Know-How

The 4DMT Know-How is legitimately in the possession of 4DMT and has not been misappropriated from any Third Party. 4DMT has taken reasonable measures to protect the confidentiality of the 4DMT Know-How. For any know-how or materials originating outside of 4DMT that 4DMT utilizes in performance of a Project Plan or the XLRP 4DMT Product Class Work Plan, 4DMT has full rights to so utilize.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

19.2.5 No Claims

As of the Effective Date, there are no claims or investigations, pending or to 4DMT’s knowledge threatened against 4DMT or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement.

19.2.6 No Conflict

Neither 4DMT nor any of its Affiliates is or will be under any obligation to any person, contractual or otherwise, that is conflicting with the terms of this Agreement or that would impede the fulfillment of 4DMT’s obligations hereunder. As of the Effective Date, 4DMT has granted no rights to any Third Party (i) in the Field for Products or (i) to treat the conditions known as choroideremia or X-linked retinitis pigmentosa, and shall not do so except for 4DMT Product Classes that are Non-Optionable 4DMT Product Classes.

19.2.7 Excluded Variant Availability

4DMT will not grant any new rights or options (except as such rights and options exist on the Effective Date) to any person, contractual or otherwise, to Excluded Constructs and Excluded Products in the Field. Any Excluded Variant and the associated Excluded Construct and Excluded Product that becomes no longer subject to Third Party rights or obligations in the Field after the Effective Date will be included in the rights and licenses as for Constructs and Products under this Agreement.

19.3 Disclaimer

ROCHE AND 4DMT SPECIFICALLY DISCLAIM ANY GUARANTEE THAT A COLLABORATION PROJECT OR WORK CONDUCTED UNDER THE XLRP 4DMT PRODUCT CLASS WORK PLAN WILL BE SUCCESSFUL, IN WHOLE OR IN PART. THE FAILURE OF THE PARTIES TO SUCCESSFULLY COMPLETE THE OBJECTIVES AND MILESTONES OF THE COLLABORATION PROJECTS OTHER THAN IN BREACH OF THE TERMS HEREOF WILL NOT CONSTITUTE A BREACH OF ANY REPRESENTATION OR WARRANTY OR OTHER OBLIGATION UNDER THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ROCHE AND THE COMPANY MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTED OR UNPATENTED RIGHTS, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

20. Indemnification and Liability

20.1 Indemnification by Roche

Roche shall indemnify, hold harmless and defend 4DMT and its directors, officers, employees and agents (“4DMT Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts 4DMT or any 4DMT Indemnitee becomes legally obligated to pay (“4DMT Losses”) because of any action, actions, demand, demands, judgment, judgments, claim or claims against it by a Third Party or Third Parties (“4DMT Claims”) to the extent that such 4DMT Claim(s) arise out of (a) Roche’s breach of this Agreement; and/or (b) activities related to the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Licensed Products (for non-limiting examples, product liability claims and claims for liability arising out of clinical trials) conducted by or on behalf of the Roche Group, including the research, development, manufacture, use, storage, shipment, distribution, marketing, promotion, or sale of Construct or Product by the Roche Group; except to the extent such 4DMT Losses are due to the gross negligence, willful misconduct, failure to act or breach by 4DMT of this Agreement, or to the extent such Losses relate to the research, development, manufacture, use, storage, shipment, distribution, marketing, promotion, or sale of Construct or Product by 4DMT, its Affiliates and sublicensees.

20.2 Indemnification by 4DMT

4DMT shall indemnify, hold harmless and defend the Roche Group and their directors, officers, employees and agents (“Roche Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Roche or any Roche Indemnitee becomes legally obligated to pay (‘Roche Losses”) because of any action, actions, demand, demands, judgment, judgments, claim or claims against it by a Third Party or Third Parties (“Roche Claims”) to the extent that such Roche Claim(s) arise out of (a) the breach by 4DMT of this Agreement (including any breach of a representation or warranty), (b) activities related to Products for work conducted by or on behalf of 4DMT under a Project Plan while such Product was associated with a Collaboration Product Class or for work conducted by 4DMT while such a Product was associated with an Optionable 4DMT Product Class, (c) activities related to Products in Non-Optionable 4DMT Product Classes (for non-limiting examples, product liability claims and claims for liability arising out of clinical trials) conducted by or on behalf of 4DMT or (d) the research, development, manufacture, use, storage, shipment, distribution, marketing, promotion, or sale of Construct or Product outside the Field by 4DMT or its collaborators or sublicensees, except to the extent such Roche Losses are due to the gross negligence or willful misconduct or failure to act of Roche or the breach by Roche of this Agreement or to the extent such Losses relate to the research, development, manufacture, use, storage, shipment, distribution, marketing, promotion, or sale of Construct or Product by Roche, its Affiliates and sublicensees.

20.3 Procedure

In the event of a 4DMT Claim or a Roche Claim (each a “Claim”) against a Party (or its related Indemnitee) entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the Claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the Claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice at its own expense. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party (or its related Indemnitee) without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto (or the Indemnifying Party pays the liability not released), unless the Indemnified Party otherwise agrees in writing.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

20.4 Insurance

For as long as there is a Collaboration Product Class or an Optionable 4DMT Product Class, and for [***] thereafter, 4DMT will secure and maintain insurance of commercial general liability with limits of at least [***] U.S. dollars ($[***]) per occurrence and [***] U.S. dollars ($[***]) in the aggregate, plus an umbrella policy for [***] U.S. dollars ($[***]) per occurrence and in the aggregate, workers’ compensation insurance as required by law, and employers’ liability insurance with limits of at least [***] U.S. dollars ($[***]) per accident and a [***] U.S. dollars ($[***]) disease policy limit, and shall provide a certificate evidencing such insurance upon the request of Roche (which may not be made more than [***] per year).

20.5 Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THIS AGREEMENT. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

21. Obligation Not to Disclose Confidential Information

21.1 Non-Use and Non-Disclosure

During the Agreement Term and for [***] ([***]) years thereafter, a Receiving Party shall (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations under this Agreement.

21.2 Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 21.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, patent rights, publications, and certain commercial considerations.

21.3 Press Releases

Prior to the first Initiation of a Phase I/IIa Study, neither Party shall issue a press release announcing the existence of this Agreement without written consent of the other Party. Thereafter:

(a)

Roche shall issue press releases in accordance with its internal policy that typically does not issue a press release until [***]. Roche shall provide 4DMT with a copy of any draft press release related to the activities contemplated by this Agreement at least [***] ([***]) weeks prior to its intended publication for 4DMT’s review. 4DMT may provide Roche with suggested modification to the draft press release. Roche shall consider 4DMT’s suggestions in issuing its press release, and if requested by 4DMT, shall remove any 4DMT Confidential Information.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

4DMT shall only issue press releases related to the activities contemplated by this Agreement that have either (i) been approved by Roche or (ii) are required to be issued by 4DMT as a matter of law and 4DMT has a competent legal opinion to that effect. In all circumstances, 4DMT shall provide Roche with a draft press release at least [***] ([***]) weeks prior to its intended publication for Roche’s review. During such period, Roche shall (i) approve the draft press release and permit 4DMT to issue the press release, (ii) contact 4DMT to discuss modification to the draft press release, or (iii) contact 4DMT and disapprove the press release. If Roche asks for modification, then 4DMT shall either make such modification or work with Roche to arrive at a press release that Roche approves. If 4DMT issues a press release without Roche’s approval, then 4DMT must obtain a competent legal opinion that the release was required to be issued by 4DMT as a matter of law.

21.4 Commercial Considerations

Nothing in this Agreement shall prevent Roche or its Affiliates from disclosing Confidential Information of 4DMT to (i) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or sale of Licensed Products in the Field, (ii) Third Parties acting on behalf of Roche, to the extent reasonably necessary for the development, manufacture or sale of Licensed Products in the Field, (iii) Third Parties requesting clinical trial data information (in accordance with Roche’s then-current data sharing policy) or (iv) Third Parties to the extent reasonably necessary to market Licensed Products in the Field or by 4DMT to Third Parties in furtherance of 4DMT’s activities and retained rights outside the Field and retained rights for Non-Optionable 4DMT Product Classes within the Field. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure.

4DMT may disclose the results of the Collaboration as follows:

(a)

subject to Roche’s prior written approval which shall not unreasonably be withheld, in presentations prepared for investors and/or prospective investors, 4DMT may disclose de-identified data (including de-identified results generated under the Collaboration with regard to Variants identified or tested under the Collaboration), and

(b)	to Third Parties in furtherance of 4DMT’s activities and retained rights outside the Field and retained rights for Non-Optionable 4DMT Product Classes within the Field.

21.5 4D Materials

The Roche Group shall use any and all biological materials received from 4DMT under the RFO Agreement or this Agreement, and any progeny and derivatives thereof, solely within the scope of its licenses in Article 4, and shall only transfer them to Third Parties as necessary for the research, development, manufacture, and commercialization of Licensed Constructs and Licensed Products for the Field and subject to reasonable obligations of confidentiality and limited use (limited to Licensed Constructs and Licensed Products for the Field).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

22. Term and Termination

22.1 Commencement and Term

This Agreement shall commence upon the Effective Date and continue for the Agreement Term.

22.2 Termination

22.2.1 Termination for Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of ninety (90) days after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 25.2. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or such identified countries effective as of the expiration of the Peremptory Notice Period.

22.2.2 Termination by Roche without a Cause

Roche shall have the right to terminate this Agreement at any time, in whole or on a Licensed Product-by-Licensed Product, Product Class-by-Product Class or country-by-country basis upon ninety (90) days prior written notice. The effective date of termination under this Section 22.2.2 shall be the date the date ninety (90) days after Roche provides such written notice to 4DMT.

22.3 Consequences of Termination

22.3.1 Termination by 4DMT for Breach by Roche, by Roche without a Cause or under Sections 5.4 or 5.5

Upon any termination by 4DMT for breach by Roche, by Roche without a cause, or in accordance with Sections 5.4 or 5.5, the rights and licenses granted by 4DMT to Roche under this Agreement (except any that are fully paid-up and royalty free) shall terminate in their entirety or on a country-by-country, Licensed Product-by-Licensed Product or Product Class-by-Product Class basis, as applicable, on the effective date of termination. If the Agreement is being terminated as a whole, then Status of any Roche Product Class (except where licenses are fully paid-up and royalty free) will change to a 4DMT Product Class and 4DMT will have no diligence obligations to Roche for Products associated with a 4DMT Product Class. If the Agreement is being terminated on a Product Class-by-Product Class basis, then the Status of the Product Class associated with such Product Class will be deemed as an Available Product Class, however subject to additional change of Status in the case of a Continuation Election Notice in accordance with (f) below. If the Agreement is being terminated

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

on a country-by-country or Licensed Product-by-Licensed Product basis, then the Parties will work in good faith to agree how to equitably apportion the Status of any applicable Product Class associated with the Continuation Election Notice as between a Roche Product Class and Available Product Class, subject to additional change of Status in the case of a Continuation Election Notice in accordance with (f) below.

If 4DMT desires to continue development and/or commercialization of such terminated (or soon-to-be terminated, as applicable) Licensed Product(s), 4DMT shall give a Continuation Election Notice to Roche within [***] ([***]) days of 4DMT’s notice of termination for breach by Roche, within [***] ([***]) days of receipt of Roche’s notice of termination for Cause, or within [***] ([***]) days of the effective date of termination of rights under Sections 5.4 or 5.5. If Roche receives such a timely Continuation Election Notice, and (i) subject to the payments under Article 17 and (ii) to the extent reasonably requested by 4DMT for Product(s) no longer subject to the license grant under Section 4.1:

(a)

After the effective date of termination Roche shall, to the extent Roche has the right to do so, and 4DMT does not decline — after being queried and allowed a reasonable opportunity to review the future obligations associated with the following items — to accept in writing the assignment or transfer: assign and transfer to 4DMT all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, and all test data, including clinical data, in Roche’s possession and control for such Product(s) in the country necessary for 4DMT to continue to develop and commercialize the Product(s). All data shall be transferred in the form and format in which it is maintained by Roche. Original paper copies shall only be transferred if legally required. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to 4DMT.

(b)

With respect to a given clinical trial agreement that has not been cancelled and is assignable without Roche paying any consideration or commencing litigation in order to effect an assignment thereof, 4DMT may request (within [***] ([***]) days after receipt of a copy thereof) that such agreement be assigned to 4DMT and Roche shall take such actions necessary to effect such assignment. To the extent not assignable, Roche shall be under no obligation to continue ongoing clinical trials unless 4DMT agrees in writing to reimburse Roche’s expenses for such; and irrespective of the foregoing, Roche shall be under no obligation to continue ongoing clinical trials if Roche deems they should be discontinued for safety or efficacy reasons, and Roche shall be under no obligation to recruit or enroll new patients after the effective date of termination.

(c)

4DMT shall, upon transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacturing or sale of Product(s) in the country, (ii) Third Parties acting on behalf of 4DMT, its Affiliates or licensees, to the extent reasonably necessary for the development, manufacture, or sale of Product(s) in the country, and (iii) Third Parties to the extent reasonably necessary to market Product(s) in the country.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d)

4DMT shall own, and Roche shall assign ([***]), and effective upon the applicable termination hereby assigns, its ownership rights in and under, any Project Product Patent Right that no longer Covers Product Classes that are still subject to the license grant under Section 4.1, except that Roche shall be under no obligation to make such assignment if the Project Product Patent Right shares priority with a Project Product Patent Right that Covers Product Classes still subject to the license grant under Section 4.1 (however Section 4.4 shall apply). For such assignment, Roche agrees to execute and deliver all documents and instruments reasonably requested 4DMT to evidence or record such assignment or to file, prosecute, enforce, or extend the assigned rights, and appoints 4DMT as attorney-in-fact to execute and deliver the foregoing if 4DMT is unable to obtain the foregoing after making reasonable inquiry.

(e)

Roche shall grant 4DMT a non-exclusive, sublicensable, royalty-bearing license under any Roche Patent Right and such Know-How as Roche provides, under this Section 22.3.1 solely to the extent necessary to allow 4DMT, its Affiliates or licensees to develop, manufacture, have manufactured, use, offer to sell, sell, promote, export and import the applicable Product(s) in the Field in the applicable country(ies). For clarity, the license under this Section 22.3.1(e) shall not include any licenses that Roche has with a Third Party for which such grant would be prohibited or under which a member of the Roche Group would incur financial or legal liability obligations to such Third Party.

(f)

If the Agreement is being terminated on a Product Class-by-Product Class basis, then the Status of the Product Class associated with the Continuation Election Notice will be deemed as a 4DMT Product Class that is a Non-Optionable 4DMT Product Class. If the Agreement is being terminated on a country-by-country or Licensed Product-by-Licensed Product basis, then the Parties will work in good faith to agree how to equitably apportion the Status of the applicable Product Class associated with the Continuation Election Notice.

22.3.2 Termination by Roche for Breach by 4DMT

Upon any termination by Roche for breach by 4DMT, Roche and its Affiliates may upon notice retain all rights and licenses granted to Roche by 4DMT under this Agreement; provided that Roche’s payment obligations shall survive, and Roche’s diligence obligations within the scope of the termination shall not survive, and the Parties will agree upon an appropriate reduction (if any) in payments otherwise due under Article 12 commensurate with the scope and nature of the breach.

22.3.3 Direct License

Irrespective of anything to the contrary in this Agreement, any existing, permitted sublicense granted by Roche under Section 4.2 of this Agreement (and any further sublicenses thereunder) shall, upon the written request of Roche, remain in full force and effect, provided that (i) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by 4DMT for breach by Roche, that such Sublicensee and any further sublicensees did not cause the breach that gave rise to the termination by 4DMT); and (ii) and such Sublicensee agrees to be bound to 4DMT under the terms and conditions of such sublicense agreement; and (iii) such terms and conditions of such sublicense agreement impose no greater obligation on 4DMT than this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

22.3.4 Other Obligations

22.3.4.1 Obligations Related to Ongoing Activities

After the effective date of termination, Roche shall have the right to complete any on-going studies that are non-cancellable for contractual or patient safety reasons.

22.3.4.2 Obligations Related to Manufacturing

In the case of termination by 4DMT for breach by Roche or by Roche without a cause, if 4DMT elects to develop the applicable terminated (or soon-to-be terminated) Licensed Product(s) inside the Field, the following shall apply with respect to the applicable Product(s):

a)	Clinical Supplies

If requested by 4DMT prior to [***] after the effective date of termination, Roche will notify 4DMT of the amount of all existing and available clinical material under its Control and Roche’s fully burdened manufacturing cost for such material. If 4DMT notifies Roche within [***] thereafter that it is willing to reimburse Roche for such costs, then Roche shall transfer such materials to 4DMT and 4DMT shall assume all liability for the use of such material. Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g. retesting, analyses).

b)	Commercial Supplies

If a Product is marketed by Roche or Roche’s Affiliates in any country on the date of the notice of termination of this Agreement, upon the request of 4DMT, Roche shall manufacture and supply such Product to 4DMT for a period that shall not exceed [***] from the effective date of the termination of this Agreement at a price to be agreed by the Parties in good faith. 4DMT shall use Commercially Reasonable Efforts to take over the manufacturing as soon as possible after the effective date of termination.

If, however, Roche elects not to provide the Know-How described in Section 22.3.4.3(c) and such Know-How is critical to the manufacture of commercialized Product(s), then Roche shall continue to supply 4DMT (i) indefinitely (on terms to be negotiated) or (ii) until such time as Roche can transfer the process to a third party CMO acceptable to both Parties.

22.3.4.3 Limitations on Grant-Backs; Transfer Expenses

For purposes of clarity, irrespective of anything to the contrary in this Agreement:

(a)

All transfers and licenses from Roche to 4DMT or other obligations of Roche under Section 22.3 are solely with respect to Product(s) that are not Licensed Combination Product(s), and are solely for the use in the Field. Such transfers, licenses and obligations do not extend to other therapeutically active ingredients or products, even if physically mixed, combined or packaged together with a Product, and even if a Product is intended (according to the investigation plan, proposed labeling or actual labeling, as applicable) for use with such other therapeutically active ingredients or products.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

In connection with research studies or clinical trials, Roche may have collected human samples and related clinical information for additional limited research and development programs (“Samples”). Legal and contractual restrictions may apply to such Samples, in particular as Samples may qualify as personal identifiable information. 4DMT acknowledges and accepts that notwithstanding anything herein, Roche shall not be obliged to transfer any such Samples to 4DMT.

(c)

With respect to Product(s) that are biologics, Roche shall be under no obligation to provide proprietary cell lines, growth media, culture media, or disclose proprietary technical development/manufacturing know-how; provided that if such Know-How is necessary to continue the development or commercialization of the applicable Product, then Roche shall provide such services for 4DMT on reasonable terms to be negotiated between the Parties (not to exceed Roche’s fully burdened manufacturing costs (calculated on a basis consistent with how the Roche was determining these fully burdened manufacturing costs prior to provision of the notice of termination) for the Product plus [***] percent ([***]%) plus any incremental costs incurred which are not reflected in the fully burdened manufacturing costs for changing to 4DMT specifications) or shall enable a third party contracting organization acceptable to both Parties to perform such activities.

(d)	Nothing in this Agreement shall be construed as granting 4DMT any license under the Excluded Patent Rights.

(e)

Except if the termination results from a Roche uncured material breach of this Agreement: [***] for transfer activities from Roche to 4DMT under Sections 22.3.1 and 22.3.4 (“Roche Transfer Activities”); however transfer activities corresponding to the return of material remains, data, reports, records, documents, Regulatory Filings and Regulatory Approvals originally provided by 4DMT to Roche no less than [***] from the effective date of termination (“4DMT-Originated Transfer Activities”) shall be [***]. If 4DMT desires Roche Transfer Activities other than 4DMT-Originated Transfer Activities, 4DMT shall make a payment to Roche of [***] US Dollars (US$ [***]) (“Minimum Transfer Payment”). The Minimum Transfer Payment shall be non-refundable, but shall be fully creditable against 4DMT’s reimbursement for the Roche Transfer Activities. Roche shall be under no obligation to provide Roche Transfer Activities (beyond than 4DMT-Originated Transfer Activities) prior to receipt of the Minimum Transfer Payment or if the Minimum Transfer Payment is received later than [***] ([***]) days after the effective date of the termination.

22.3.4.4 Royalty and Payment Obligations (including early termination of a Project Plan)

Termination of this Agreement by a Party, for any reason, shall not release Roche from any obligation to pay royalties or make any payments to 4DMT that are payable prior to the effective date of termination. Termination of this Agreement by a Party, for any reason, will release Roche from any obligation to pay royalties or make any payments to 4DMT that would otherwise become payable on or after the effective date of termination. Notwithstanding the foregoing, if termination of this Agreement results in early termination of an ongoing Project Plan, then Section 3.4 applies.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

22.4 Survival

Article 17 (Payments to Roche), Article 20 (Indemnification and Liability), Article 21 (Obligation Not to Disclose Confidential Information), Article 22 (Term and Termination), Section 25.1 (Governing Law) and Section 25.3 (Arbitration) shall survive any expiration or termination of this Agreement for any reason.

23. Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by 4DMT to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

24. Change of Control

In the event that there is a Change of Control then the following provisions shall apply and be in full force and effect.

(a)

4DMT shall provide written notice to Roche at least [***] ([***]) days prior to the completion of such Change of Control, subject to any confidentiality obligations of 4DMT then in effect (but in such even shall so notify Roche within [***] ([***]) days after completion of such Change of Control).

(b)

The Change of Control Group in connection with such Change of Control (for clarity, other than 4DMT and its Affiliates in existence prior to the effectuation of such Change of Control) shall agree in writing with Roche that it will not utilize any 4DMT Know-How or Patent Rights during the Agreement Term for the research, development or commercialization of any Product in the Field.

(c)

If the Change of Control Group had collective worldwide sales of pharmaceutical products in the Calendar Year that preceded the year in which the Change of Control was completed of [***] US Dollars (US$ [***]) or more, 4DMT may not designate a Product Class as a 4DMT Product Class without the written consent of Roche.

(d)	Roche shall have the right in its sole discretion, at Roche’s election exercised within [***] ([***]) months following the Change of Control to unilaterally implement some or all of the following:

(i)

terminate any or all Collaboration Projects effective immediately without obligation to pay 4DMT for FTEs budgeted by 4DMT, or non-cancellable commitments to outside vendors, that become due after the termination date (and if the Collaboration Project is Choroideremia, without the requirement to reimburse 4DMT for costs associated with process and formulation development and manufacture of Licensed Product used under the Project Plan (including the Choroideremia GMP Lot) under Section 8(a)), and either change the Status of such associated Collaboration Product Class to a Roche Product Class that is not a Collaboration Product Class or to an Available Product Class.

(ii)	change the Status of any Optionable 4DMT Product Class to a Roche Product Class that is not a Collaboration Product Class effective immediately upon written notice;

(iii)	terminate and/or restrict 4DMT’s participation on the JSC, including any rights 4DMT may have in future decision making with respect thereto;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iv)

limit 4DMT’s and/or the Change of Control Group’s rights to receive any Roche information with respect to the development or commercialization of Licensed Products under this Agreement, including royalty reports, to period high level summary reports that may only be shared at a senior level within 4DMT or such Change of Control Group, and

(v)

require 4DMT and the Change of Control Group, following consummation of such Change of Control transaction, to adopt reasonable procedures to be agreed upon in writing with Roche to prevent the disclosure of all Confidential Information disclosed by Roche including information about the development or commercialization of Licensed Products by Roche (“Sensitive Information”) beyond 4DMT personnel having access to and knowledge of Sensitive Information prior to the Change of Control and to control the dissemination of Sensitive Information disclosed after the Change of Control within the Change of Control Group. The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know Sensitive Information in order for 4DMT (and the Change of Control Group) to perform its obligations under the Agreement and to prohibit the use of Sensitive Information for competitive reasons that would be detrimental to Roche’s interests under the Agreement and/or Licensed Products, including without limitation, the use of Sensitive Information for the development or commercialization of products in the Field by the Change of Control Group.

25. Miscellaneous

25.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of California, without reference to its conflict of laws principles.

25.2 Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For 4DMT: [***]

For Roche: [***]

25.3 Arbitration

Should the Parties fail to agree within [***] after such dispute has first arisen, it shall be finally settled by arbitration in accordance with the Rules of American Arbitration Association (AAA) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. The place of arbitration shall be San Francisco, California. The language to be used shall be English.

25.4 Assignment

Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates or in the context of a merger, acquisition, sale or other transaction involving all or substantially all of the assets of the Party seeking to assign,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

in which case such Party in its sole discretion may assign its rights and obligations under this Agreement. In addition, 4DMT may assign its rights to receive payments under Article 12 of this Agreement in whole or in part to another entity, provided that 4DMT provides Roche a copy of such assignment and remains responsible and liable for all obligations under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party.

25.5 Debarment

4DMT represents and warrants that neither 4DMT nor 4DMT’s employees have ever been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event 4DMT or an employee of 4DMT receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, 4DMT shall immediately notify Roche in writing and Roche shall have the right, but not the obligation, to terminate this Agreement for breach, effective, at Roche’s option, immediately or at a specified future date.

25.6 Anti-Bribery

4DMT shall procure that its officers, workers, agents and any other persons who perform activities for or on behalf of it in connection with this Agreement shall:

(a)	not commit any act or omission which causes or could cause it or Roche or any member of the Roche Group to breach, or commit an offence under, any laws relating to anti-bribery and/or anti-corruption;

(b)

keep accurate and up to date records showing all payments made and received and all other advantages given and received by it in connection with this Agreement and the steps it takes to comply with this Section and permit Roche or any member of the Roche Group to inspect those records as required;

(c)

promptly notify Roche of: (i) any request or demand for any financial or other advantage received by it; and (ii) any financial or other advantage it gives or intends to give whether directly or indirectly in connection with this Agreement; and (iii) promptly notify Roche of any breach of this clause.

Roche may terminate this Agreement immediately by giving written notice to that effect to the 4DMT if the 4DMT is in breach of this Section.

25.7 Product Class

Expect as specifically indicated to the contrary, wherever this Agreement refers to conditions applicable to a Product Class with a given Status (i.e. Roche Product Class, 4DMT Product Class and Available Product Class) and a further subcategory of a Status (e.g. Optionable 4DMT Product Class, Collaboration Product Class, Optioned Product Class), such conditions apply only while such Product Class maintains such Status or the subcategory of a Status.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

25.8 Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and not- withstanding any other provision of this Agreement to the contrary, 4DMT legal relationship to Roche under this Agreement shall be that of independent contractor.

25.9 Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

25.10 Waiver

The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

25.11 Interpretation

As used in this Agreement, “include,” “includes,” “including,” and all other conjugations of the verb “to include” shall be deemed followed by “without limitation.”

25.12 Appendices

All Appendices to this Agreement shall form an integral part to this Agreement.

25.13 Entire Understanding

This Agreement, the Memo and the RFO Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral. Any payments potentially due from 4DMT to Roche under the RFO Agreement (for example, for Enabled Products as such term is defined therein) are no longer required and will not be made.

25.14 Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

25.15 Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (to Roche) or by email (to 4DMT) (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to 4DMT, to:	4D Molecular Therapeutics Inc. 5980 Horton Street, Suite 460 Emeryville, California 94608 USA Attn: [***] Email: [***]

if to Roche, to:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department Facsimile No.: [***]

and:	Hoffmann-La Roche Inc. 150 Clove Road Suite 8 Little Falls, New Jersey 07424 U.S.A. Attn. Corporate Secretary Facsimile No.: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

[Signature Page Follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

4D Molecular Therapeutics Inc.

/s/ David Kirn
Name: David Kirn
Title: CEO

F. Hoffmann-La Roche Ltd

/s/ Dr. Andreas Hohn	/s/ Dr. Melanie Wick
Name: Dr. Andreas Hohn	Name: Dr. Melanie Wick
Title: Vice Director	Title: Authorized Signatory

Hoffmann-La Roche Inc.

/s/ John P. Parise
Name: John P. Parise
Title: Authorized Signatory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 1.103

Excluded Patent Rights

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 2.3.1

Initial XLRP 4DMT Product Class Work Plan

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 3.2.1

Initial Project Plan for Choroideremia

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 3.3

Project Plan Template

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Project Plan Attachment 1

Collaboration Project Activities

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Project Plan Attachment 2

Timelines

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Project Plan Attachment 3

Budget

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 6.2

Minimum Program Transfer

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix 14.4

Sample Royalty Report Template

Omitted pursuant to Regulation S-K, Item 601(a)(5).